Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE

AND FIRST AMENDMENT TO COLLATERAL AGREEMENT

This SECOND SUPPLEMENTAL INDENTURE AND FIRST AMENDMENT TO COLLATERAL AGREEMENT (this “Supplemental Indenture”), is entered into as of November 14, 2012, by and among Primus Telecommunications Holding, Inc., a Delaware corporation (the “Issuer”), the Guarantors (as defined in the Indenture referred to below), and U.S. Bank National Association, as trustee (the “Trustee”), and as collateral trustee (the “Collateral Trustee”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Indenture.

W I T N E S S E T H:

WHEREAS, the Issuer and the Guarantors have executed and delivered to the Trustee an Indenture, dated as of July 7, 2011 and amended by the Supplemental Indenture, dated as of September 17, 2012 (such Supplemental Indenture, the “First Supplemental Indenture”)(as amended, the “Indenture”), by and among the Issuer, the Guarantors, the Trustee and the Collateral Trustee, pursuant to which the Issuer issued the 10% Senior Secured Notes due 2017;

WHEREAS, the Issuer, the Guarantors and certain other Affiliates of the Issuer (collectively, the “Grantors”) have executed and delivered to the Collateral Trustee a Collateral Agreement, dated as of July 7, 2011 (as amended, the “Collateral Agreement”), in favor of the Collateral Trustee, pursuant to which the Grantors have granted to the Collateral Agent a security interest in and lien on substantially all of their assets to secure the Obligations (as defined in the Collateral Agreement);

WHEREAS, the Issuer desires to amend certain provisions of the Indenture and the Collateral Agreement as set forth in this Supplemental Indenture (the “Amendments”);

WHEREAS, Section 9.02 of the Indenture provides that, subject to certain exceptions, the Issuer, the Guarantors, the Trustee and the Collateral Trustee may amend or supplement the Indenture and the Collateral Agreement with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, excluding Notes owned by Primus Telecommunications Group, Incorporated or its affiliates (“General Requisite Consents”);

WHEREAS, (i) Section 9.02(b) of the Indenture provides that any amendments which alter any of the provisions with respect to the redemption of the Notes, and (ii) Section 9.02(f) of the Indenture provides that any amendments which change any provisions relating to the rights of Holders to receive payments of premium on the Notes, in each case, require the consent of each Holder affected thereby (the “Specific Holder Consents”);

WHEREAS, each Holder providing a General Requisite Consent is also a Holder required to provide a Specific Holder Consent;

WHEREAS, the Issuer has received the General Requisite Consents and Specific Holder Consents to effect the proposed Amendments and has delivered to the Trustee and the Collateral Trustee an Officers’ Certificate and Opinion of Counsel stating, among other things, that all conditions precedent provided for in the Indenture with respect to the Amendments and the execution of this Supplemental Indenture have been complied with;

WHEREAS, except as set forth in Section 2.01 of this Supplemental Indenture, all acts and requirements necessary to make this Supplemental Indenture the legal, valid and binding obligation of the Issuer and the Guarantors have been taken;

WHEREAS, the proposed Amendments do not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Trustee; and

WHEREAS, the Issuer has been authorized by a resolution of its Board of Directors to enter into this Supplemental Indenture.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree for the benefit of each other party hereto and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE 1

AMENDMENTS

Section 1.01. Amendments to Indenture. Subject to the satisfaction of the conditions set forth in Section 2.01 below, the Indenture is hereby amended as follows:

(a) The Indenture shall be amended to add the following defined terms to Section 1.01 of the Indenture in the correct alphabetical order:

“Acquired Debt” means, with respect to any specified Person: (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; provided, however, that Indebtedness of such acquired Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person merges with or into or becomes a Subsidiary of such Person shall not be Acquired Debt; and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Asset Acquisition” means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with any Restricted Subsidiary of the Company, or (2) an acquisition of property (including Equity Interests) by the Company or any Restricted Subsidiary of the Company.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights by the Company or any of its Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole or the Issuer and its Restricted Subsidiaries taken as a whole will be governed by Section 4.15 and/or 5.01 hereof and not by Section 4.10 hereof; and

(2) the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any of the Company’s Restricted Subsidiaries of Equity Interests in any of the Company’s Restricted Subsidiaries (other than (A) directors’ qualifying shares or (B) shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involve assets having a Fair Market Value of less than $5.0 million and not exceeding $15.0 million in any fiscal year;

(2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(4) the sale, lease or other transfer or discount of products, services, accounts receivable or other assets in the ordinary course of business and any sale or other disposition of damaged, worn-out, obsolete or surplus assets in the ordinary course of business (including the assignment, cancellation or abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in any material respect in the conduct of the business of the Company and its Restricted Subsidiaries taken as whole);

(5) grants of leases, subleases, licenses and sublicenses in the ordinary course of business;

(6) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(7) the granting of Liens not prohibited by Section 4.12 hereof;

(8) the sale or other disposition of cash or Cash Equivalents;

(9) (A) a Restricted Payment that does not violate the Section 4.07 hereof or (B) a Permitted Investment;

(10) dispositions of Investments or receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceeds and exclusive of factoring or similar arrangements;

(11) the sale of an Unrestricted Subsidiary;

(12) the sale or other disposition of Equity Interests of, or an issuance of Equity Interests by, an Unrestricted Subsidiary;

(13) (A) the sale of Permitted Investments (other than sales of Equity Interests of any of the Company’s Restricted Subsidiaries) made by the Company or any Restricted Subsidiary after the date of this Indenture, if such Permitted Investments were (i) received in exchange for, or purchased out of the net cash proceeds of the sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock), or (ii) received in the form of, or were purchased from the proceeds of, a contribution of common equity capital to the Company, and (B) the sale or disposition of Investments represented by Hedging Obligations; and

(14) grants of Capital Stock of Restricted Subsidiaries or options or other rights to acquire shares of Capital Stock of Restricted Subsidiaries (or issuances of Capital Stock of Restricted Subsidiaries upon the exercise of such options or other rights) made to employees and directors under Section 4.11(b)(1) hereof.

“Australian EBITDA” means, with respect to any period, the Australian Net Income for such period plus and without duplication:

(1) reorganization items, net, realized by the Australian Subsidiaries for such period, to the extent that such reorganization items, net, were deducted in computing such Australian Net Income;

(2) share based compensation expense realized by the Australian Subsidiaries for such period, to the extent that such share based compensation expense was deducted in computing such Australian Net Income;

(3) an amount equal to any loss plus any net loss realized by the applicable Australian Subsidiaries in connection with an Asset Sale or other asset disposal or sale, to the extent such losses were deducted in computing such Australian Net Income;

(4) provision for taxes based on income or profits of all Australian Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Australian Net Income;

(5) the Consolidated Interest Expense, amortization or accretion on debt discount or premium, gain or loss on early extinguishment or restructuring of debt of all Australian Subsidiaries for such period, to the extent that such Consolidated Interest Expense, amortization or accretion on debt discount or premium, gain or loss on early extinguishment or restructuring of debt were deducted in computing such Australian Net Income;

(6) any foreign currency translation or transaction losses (including losses related to currency remeasurements of Indebtedness) of all Australian Subsidiaries for such period, to the extent that such losses were deducted in computing such Australian Net Income;

(7) depreciation, amortization and other non-cash charges and expenses (including asset impairment expense) of all Australian Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Australian Net Income;

(8) interest income and other income or expense realized by the Australian Subsidiaries for such period, to the extent that such interest income and other income or expense were deducted in computing such Australian Net Income;

(9) loss from contingent value rights valuation realized by the Australian Subsidiaries for such period, to the extent that such loss from contingent value rights valuation was deducted in computing such Australian Net Income;

(10) income or expense attributable to the noncontrolling interest realized by the Australian Subsidiaries for such period, to the extent that such income or expense attributable to the noncontrolling interest was deducted in computing such Australian Net Income;

(11) income or loss from discontinued operations, net of tax, realized by the Australian Subsidiaries for such period, to the extent that such income or loss from discontinued operations, net of tax, was deducted in computing such Australian Net Income;

(12) income or loss from sale of discontinued operations, net of tax, realized by the Australian Subsidiaries for such period, to the extent that such income or loss from sale of discontinued operations, net of tax, was deducted in computing such Australian Net Income;

(13) extraordinary or non-recurring losses (including, without limitation, losses from early extinguishment of debt, reorganization items and discontinued operations) for such period, to the extent that such extraordinary or non-recurring losses were deducted in computing such Australian Net Income; and

(14) (A) costs and expenses, including fees, incurred directly by the Australian Subsidiaries in connection with the consummation of the transactions described in this offering circular and consent solicitation statement, and (B) customary fees and expenses of all Australian Subsidiaries payable in connection with the repayment and refinancing of Indebtedness in accordance with Sections 4.07 and 4.09 hereof, in each case, to the extent deducted in computing such Australian Net Income; minus

(15) non-cash items increasing such Australian Net Income for such period, other than the accrual of revenue in the ordinary course of business;

in each case, on a consolidated basis and determined in accordance with GAAP.

“Australian Net Income” means, with respect to any period and without duplication, the Consolidated Net Income of all Australian Subsidiaries for such period.

“Australian Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of Australia or any political subdivision thereof.

“Canadian EBITDA” means, with respect to any period, the Canadian Net Income for such period plus and without duplication:

(1) reorganization items, net, realized by the Canadian Subsidiaries for such period, to the extent that such reorganization items, net, were deducted in computing such Canadian Net Income;

(2) share based compensation expense realized by the Canadian Subsidiaries for such period, to the extent that such share based compensation expense was deducted in computing such Canadian Net Income;

(3) an amount equal to any loss plus any net loss realized by the applicable Canadian Subsidiaries in connection with an Asset Sale or other asset disposal or sale, to the extent such losses were deducted in computing such Canadian Net Income;

(4) provision for taxes based on income or profits of all Canadian Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Canadian Net Income;

(5) the Consolidated Interest Expense, amortization or accretion on debt discount or premium, gain or loss on early extinguishment or restructuring of debt of all Canadian Subsidiaries for such period, to the extent that such Consolidated Interest Expense, amortization or accretion on debt discount or premium, gain or loss on early extinguishment or restructuring of debt were deducted in computing such Canadian Net Income;

(6) any foreign currency translation or transaction losses (including losses related to currency remeasurements of Indebtedness) of all Canadian Subsidiaries for such period, to the extent that such losses were deducted in computing such Canadian Net Income;

(7) depreciation, amortization and other non-cash charges and expenses (including asset impairment expense) of all Canadian Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Canadian Net Income;

(8) interest income and other income or expense realized by the Canadian Subsidiaries for such period, to the extent that such interest income and other income or expense were deducted in computing such Canadian Net Income;

(9) loss from contingent value rights valuation realized by the Canadian Subsidiaries for such period, to the extent that such loss from contingent value rights valuation was deducted in computing such Canadian Net Income;

(10) income or expense attributable to the noncontrolling interest realized by the Canadian Subsidiaries for such period, to the extent that such income or expense attributable to the noncontrolling interest was deducted in computing such Canadian Net Income;

(11) income or loss from discontinued operations, net of tax, realized by the Canadian Subsidiaries for such period, to the extent that such income or loss from discontinued operations, net of tax, was deducted in computing such Canadian Net Income;

(12) income or loss from sale of discontinued operations, net of tax, realized by the Canadian Subsidiaries for such period, to the extent that such income or loss from sale of discontinued operations, net of tax, was deducted in computing such Canadian Net Income;

(13) extraordinary or non-recurring losses (including, without limitation, losses from early extinguishment of debt, reorganization items and discontinued operations) for such period, to the extent that such extraordinary or non-recurring losses were deducted in computing such Canadian Net Income; and

(14) (A) costs and expenses, including fees, incurred directly by the Canadian Subsidiaries in connection with the consummation of the transactions described in this offering circular and consent solicitation statement, and (B) customary fees and expenses of all Canadian Subsidiaries payable in connection with the repayment and refinancing of Indebtedness in accordance with Sections 4.07 and 4.09 hereof, in each case, to the extent deducted in computing such Canadian Net Income; minus

(15) non-cash items increasing such Canadian Net Income for such period, other than the accrual of revenue in the ordinary course of business;

in each case, on a consolidated basis and determined in accordance with GAAP.

“Canadian Net Income” means, with respect to any period and without duplication, the Consolidated Net Income of all Canadian Subsidiaries for such period.

“Canadian Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of Canada or any political subdivision thereof.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)); provided that a transaction where the holders of all classes of Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, a majority of the aggregate voting power of all classes of Voting Stock of such Person immediately after such transaction will not be a Change of Control;

(2) the adoption of a plan relating to the liquidation or dissolution of the Issuer or the Company;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares;

(4) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such surviving or transferee Person (immediately after giving effect to such transaction);

(5) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(6) the first day on which the Company ceases to own 100% of the outstanding Equity Interests of the Issuer.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus and without duplication:

(1) reorganization items, net, realized by such Person or any of its Restricted Subsidiaries for such period, to the extent that such reorganization items, net, were deducted in computing such Consolidated Net Income;

(2) share based compensation expense realized by such Person or any of its Restricted Subsidiaries for such period, to the extent that such share based compensation expense was deducted in computing such Consolidated Net Income;

(3) an amount equal to any loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale or other asset disposal sale, to the extent such losses were deducted in computing such Consolidated Net Income;

(4) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income;

(5) the Consolidated Interest Expense, amortization or accretion on debt discount or premium, gain or loss on early extinguishment or restructuring of debt of such Person and its Restricted Subsidiaries for such period, to the extent that such Consolidated Interest Expense, amortization or accretion on debt discount or premium, gain or loss on early extinguishment or restructuring of debt were deducted in computing such Consolidated Net Income;

(6) any foreign currency translation or transaction losses (including losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such losses were deducted in computing such Consolidated Net Income;

(7) depreciation, amortization and other non-cash charges and expenses (including asset impairment expense) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income;

(8) interest income and other income or expense realized by such Person or any of its Restricted Subsidiaries for such period, to the extent that such interest income and other income or expense were deducted in computing such Consolidated Net Income;

(9) loss from contingent value rights valuation realized by such Person or any of its Restricted Subsidiaries for such period, to the extent that such loss from contingent value rights valuation was deducted in computing such Consolidated Net Income;

(10) income or expense attributable to the noncontrolling interest realized by such Person or any of its Restricted Subsidiaries for such period, to the extent that such income or expense attributable to the noncontrolling interest was deducted in computing such Consolidated Net Income;

(11) income or loss from discontinued operations, net of tax, realized by such Person or any of its Restricted Subsidiaries for such period, to the extent that such income or loss from discontinued operations, net of tax, was deducted in computing such Consolidated Net Income;

(12) income or loss from sale of discontinued operations, net of tax, realized by such Person or any of its Restricted Subsidiaries for such period, to the extent that such income or loss from sale of discontinued operations, net of tax, was deducted in computing such Consolidated Net Income;

(13) extraordinary or non-recurring losses (including, without limitation, losses from early extinguishment of debt, reorganization items and discontinued operations) for such period, to the extent that such extraordinary or non-recurring losses were deducted in computing such Consolidated Net Income; and

(14) (A) costs and expenses, including fees, incurred directly in connection with the consummation of the transactions described in the Offering Circular, and (B) customary fees and expenses of the Company and its Restricted Subsidiaries payable in connection with the repayment and refinancing of Indebtedness in accordance with Sections 4.07 and 4.09 hereof, in each case, to the extent deducted in computing such Consolidated Net Income; minus

(15) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business;

in each case, on a consolidated basis and determined in accordance with GAAP. For the avoidance of doubt, gains from Asset Sales and other dispositions of assets shall not be added to such Consolidated Net Income in connection with calculating such Consolidated EBITDA.

“Consolidated Indebtedness” means, with respect to any Person as of any date of determination, the sum, without duplication, of (1) the total amount of Indebtedness of such Person and its Subsidiaries, plus (2) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the referent Person or one or more of its Subsidiaries, plus (3) the aggregate liquidation value of all Disqualified Stock of such Person and its Subsidiaries, in each case, determined on a consolidated basis in accordance with GAAP; provided that Indebtedness representing Hedging Obligations shall not constitute Indebtedness for purposes of this definition.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of (1) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments and net payments (if any) made by such Person and its Subsidiaries pursuant to interest rate Hedging Obligations but excluding amortization of, or write-offs of, deferred financing costs), and (2) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, and (3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon), and (4) all dividend payments on any series of Disqualified Stock of such Person or any of its Subsidiaries, in each case, on a consolidated basis and in accordance with GAAP.

“Consolidated Leverage Ratio” means, as of any date, the ratio of:

(1) the Consolidated Indebtedness of the Company as of such date to

(2) the Consolidated EBITDA of the Company for the most recent four-quarter period for which internal financial statements are available, in each case determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by the Company and its Restricted Subsidiaries from the beginning of such four-quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period.

In addition, for purposes of calculating the Consolidated Leverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations or acquisitions of assets, of any Person or any of its Restricted Subsidiaries acquired by merger, consolidation or the acquisition of all or substantially all of its assets by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the date on which the event for which the calculation of the Consolidated Leverage Ratio is made (the “Leverage Calculation Date”) will be given pro forma effect (as determined in good faith by the Company’s chief financial officer and consistent in all material respects with GAAP) as if they had occurred on the first day of the four-quarter reference period;

(2) dispositions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations or dispositions of assets, or the specified Person or any of its Restricted Subsidiaries is acquired by merger or consolidation or by the sale of all or substantially all of its assets to another Person, and including any related financing transactions and including decreases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Leverage Calculation Date will be given pro forma effect (as determined in good faith by the Company’s chief financial officer and consistent in all material respects with GAAP) as if they had occurred on the first day of the four-quarter reference period;

(3) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Leverage Calculation Date will be excluded;

(4) any Person that is a Restricted Subsidiary on the Leverage Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter reference period; and

(5) any Person that is not a Restricted Subsidiary on the Leverage Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter reference period.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock or Disqualified Stock dividends; provided that:

(1) all extraordinary gains (but not losses) and all gains (but not losses) realized in connection with any Asset Sale or asset disposals or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain, will be excluded;

(2) the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(3) the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(4) the cumulative effect of a change in accounting principles will be excluded; and

(5) non-cash gains and losses attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Statement No. 133 will be excluded.

“Exchange Agreement” means the Note Exchange and Consent Agreement dated as of the date of the Second Supplemental Indenture by and among the Issuer and certain Beneficial Owners of Initial Notes pursuant to which, among other things, such Beneficial Owners agreed to exchange their Initial Notes for Exchange Notes.

“Exchange Notes” means the $86,875,955 aggregate principal amount of Notes issued under this Indenture on the date of the Second Supplemental Indenture pursuant to the Exchange Agreement.

“Existing Indebtedness” means all Indebtedness of the Company and its Subsidiaries in existence on the date of this Indenture (including, without limitation, Indebtedness represented by the Notes issued on the date of this Indenture and the Note Guarantees hereof), until such amounts are repaid.

“First Supplemental Indenture” means that certain Supplemental Indenture dated as of September 17, 2012 among the Issuer, the Guarantors and the Trustee.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received (but only as and when received) by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received (but only as and when received) upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) all payments made, and all installment payments required to be made, on any Indebtedness that is secured by a Lien on any assets subject to such Asset Sale, (2) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, or to any other Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Sale, (3)

any liabilities or obligations associated with the assets disposed of in such Asset Sale and retained, indemnified or issued by the Company or any Restricted Subsidiary after such Asset Sale, including without limitation pension and other post-employment benefit liabilities, liabilities related to environmental matters, and liabilities relating to any indemnification obligations associated with such Asset Sale, (4) the amount of any purchase price or similar adjustment (A) claimed by any Person to be owed by the Company or any Restricted Subsidiary, until such time as such claim shall have been settled or otherwise finally resolved, or (B) paid or payable by the Company or any Restricted Subsidiary, in either case in respect of such Asset Sale, and (5) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees and discounts, and sales commissions, and any other fees and expenses, including relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and any reserve for adjustment in respect of the sale price of any asset or assets that were the subject of such Asset Sale established in accordance with GAAP.

“Permitted Asset Swap” means any disposition of assets by the Company or any of its Restricted Subsidiaries to any Person (other than the Company or any Subsidiary of the Company) in which at least 95% of the consideration received by the Company or such Restricted Subsidiary consists of:

(1) all or substantially all of the assets of, or any Equity Interests of, another Person that is engaged in a Permitted Business, if, after giving effect to any such acquisition of such assets or Equity Interests, such Person is or becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any Restricted Subsidiary; and/or

(2) other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business and, to the extent received in exchange for assets that constituted Collateral, pledged as Collateral pursuant to the terms of the Security Documents;

provided that any consideration not constituting assets or property of a kind usable by the Company and its Restricted Subsidiaries in a Permitted Business received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale that constitutes a Permitted Asset Swap shall, to the extent such consideration constitutes Net Proceeds from such Asset Sale, be subject to the provisions of Section 4.10 hereof.

“Permitted Business” means the business of (1) transmitting, or providing services, including consulting services, relating to the transmission of, voice, video or data through owned or leased transmission facilities or through wireless or internet protocols and facilities, (2) constructing, creating, developing or marketing communications related network equipment, software and other devices for use in a telecommunications business, or (3) evaluating, participating or pursuing any other activity or opportunity that is reasonably related, ancillary or complementary to, any of the businesses identified in clause (1) or (2) above, in each case, as determined in good faith by the Company.

“Permitted Investment” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(A) such Person becomes a Restricted Subsidiary of the Company; or

(B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof or from any other asset disposal or sale;

(5) any acquisition of assets or Equity Interests solely in exchange for, or out of the net cash proceeds received from, the issuance of Equity Interests (other than Disqualified Stock) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such Investment pursuant to this clause (5) will be excluded from Section 4.07(a)(C)(ii) hereof;

(6) any Investments received in compromise, enforcement or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; (B) litigation, arbitration or other disputes; or (C) Liens or judgments;

(7) Investments represented by Hedging Obligations;

(8) endorsements of negotiable instruments and documents in the ordinary course of business;

(9) pledges or deposits permitted under clauses (6) and (26) of the definition of “Permitted Liens” or relating to Permitted Liens that arise by operation of law;

(10) loans or advances to employees, including advances to employees for moving and travel expenses and similar expenditures, made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $1.0 million at any one time outstanding;

(11) receivables owing to the Company or any Restricted Subsidiary of the Company if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms as the Company or such Restricted Subsidiary of the Company deems reasonable under the circumstances;

(12) repurchases of the Notes or the 13% Notes;

(13) any Guarantee of Indebtedness permitted to be incurred under Section 4.09 hereof other than a Guarantee of Indebtedness of an Affiliate of the Company that is not a Restricted Subsidiary of the Company;

(14) any Investment existing on, or made pursuant to binding commitments existing on, the date of this Indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of this Indenture; provided that the amount of any such Investment may be increased (A) as required by the terms of such Investment as in existence on the date of this Indenture or (B) as otherwise permitted under this Indenture;

(15) Investments acquired after the date of this Indenture as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 5.01 hereof after the date of this Indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation; and

(16) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (16) that are at the time outstanding not to exceed $10.0 million; provided that if an Investment made pursuant to this clause (16) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of the Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment will thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (16).

“Permitted Refinancing Indebtedness” means any Indebtedness (including Disqualified Stock) of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness (including Disqualified Stock) of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) or, in the case of Disqualified Stock, liquidation preference, of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) or, in the case of Disqualified Stock, liquidation preference, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final stated maturity date or, in the case of Disqualified Stock, redemption date, later than the final stated maturity date or, in the case of Disqualified Stock, redemption date, of, and (other than in the case of Disqualified Stock) has a Weighted Average Life to Maturity that is (A) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged, or (B) more than ninety (90) days after the final maturity date of the Notes;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary of the Company that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is guaranteed only by Persons (or the same categories of Persons, to the extent the terms of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged required guarantees from such categories of Persons) who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Qualifying Equity Interests” means Equity Interests of the Company other than Disqualified Stock.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Sale of Collateral” means any Asset Sale involving a sale or other disposition of Collateral.

“Second Supplemental Indenture” means that certain Second Supplemental Indenture and First Amendment to Collateral Agreement dated as of November 14, 2012 among the Issuer, the Guarantors, the Trustee and the Collateral Trustee.

“Secured Leverage Ratio” means, on any date, the ratio of:

(1) the aggregate principal amount of Secured Debt (excluding (A) any Junior Lien Debt and (B) all Parity Lien Debt incurred in reliance on clause (2) of the definition of “Parity Lien Cap”) outstanding on such date plus all Indebtedness of Restricted Subsidiaries of the Company that are not Guarantors outstanding on such date (and, for this purpose, letters of credit will be deemed to have a principal amount equal to the face amount thereof, whether or not drawn (but without duplication of any unpaid reimbursement obligations in respect of drawings thereunder)), but excluding, in each case, any Indebtedness representing Hedging Obligations, to:

(2) the Consolidated EBITDA for the Company for the most recent four-quarter period for which financial information is available, in each case determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by the Company and its Restricted Subsidiaries from the beginning of such four-quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period.

In addition, for purposes of calculating the Secured Leverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations or acquisitions of assets, or any Person or any of its Restricted Subsidiaries acquired by merger, consolidation or the acquisition of all or substantially all of its assets by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the date on which the event for which the calculation of the Secured Leverage Ratio is made (the “Secured Leverage Calculation Date”) will be given pro forma effect (as determined in good faith by the Company’s chief financial officer and consistent in all material respects with GAAP) as if they had occurred on the first day of the four-quarter reference period;

(2) dispositions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations or dispositions of assets, or the specified Person or any of its Restricted Subsidiaries is acquired by merger or consolidation or by the sale of all or substantially all of its assets to another Person, and including any related financing transactions and including decreases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Secured Leverage Calculation Date will be given pro forma effect (as determined in good faith by the Company’s chief financial officer and consistent in all material respects with GAAP) as if they had occurred on the first day of the four-quarter reference period;

(3) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Secured Leverage Calculation Date will be excluded;

(4) any Person that is a Restricted Subsidiary on the Secured Leverage Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period; and

(5) any Person that is not a Restricted Subsidiary on the Secured Leverage Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

(b) The Indenture shall be amended to restate in its entirety the definitions of “Additional Notes”, “Applicable Premium”, “Definitive Note”, “Disqualified Stock”, “Global Notes”, “Junior Lien Cap”, “Notes”, “Officers’ Certificate”, “Parity Lien Cap”, “Parity Lien Debt”, “Priority Lien Cap”, “Private Placement Legend” and “Unrestricted Subsidiary” set forth in Section 1.01 as follows:

“Additional Notes” means Initial Additional Notes and Exchange Additional Notes issued under this Indenture in accordance with Sections 2.02, 2.13, 4.09 and 4.12 hereof.

“Applicable Premium” means, with respect to any Initial Note or Initial Additional Note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the Initial Note or Initial Additional Note, as applicable; or

(2) the excess of: (A) the present value at such redemption date of (i) the redemption price of the Initial Note or Initial Additional Note, as applicable, at March 15, 2013 (such redemption price being set forth in the table and accompanying text appearing in Section 3.01(c) hereof) plus (ii) all required interest payments due on the Initial Note or Initial Additional Note, as applicable, through March 15, 2013 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (B) the principal amount of the Initial Note or Initial Additional Note, as applicable.

For avoidance of doubt, the Applicable Premium for any Exchange Notes or Exchange Additional Notes shall be $0.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A-1 (if Initial Notes or Initial Additional Notes) or Exhibit A-2 (if Exchange Notes or Exchange Additional Notes) hereto, as applicable, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Disqualified Stock” means (1) in the case of the Company and the Restricted Subsidiaries, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable for cash, pursuant to a sinking fund obligation or otherwise, or redeemable for cash at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is ninety-one (91) days after the date on which the Notes mature, and (2) in the case of any Restricted Subsidiary, any other Capital Stock other than any common equity with no preferences, privileges, and no cash redemption or repayment provisions. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if (x) the terms of such Capital Stock provide that the issuer thereof may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof or (y) the terms of such Capital Stock provide that the issuer thereof may not repurchase or redeem any such Capital Stock prior to the Company’s purchase of the Notes as is required to be purchased pursuant to the provisions of this Indenture. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Global Notes” means, individually and collectively, each Note deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A-1 (if Initial Notes or Initial Additional Notes) or Exhibit A-2 (if Exchange Notes or Exchange Additional Notes) hereto, as applicable, bearing the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(1), 2.06(d)(2) or 2.06(f) hereof. Global Notes shall include both Restricted Global Notes and Unrestricted Global Notes.

“Junior Lien Cap” means $120 million.

“Notes” has the meaning assigned to it in the recitals to this Indenture and shall expressly include all Initial Notes, Additional Notes and Exchange Notes. The Initial Notes, the Additional Notes and the Exchange Notes shall be treated as a single class for all purposes under this Indenture, and all references to the Notes shall include the Initial Notes, any Additional Notes and the Exchange Notes.

“Officers’ Certificate” means with respect to any Person, a certificate signed on behalf of the Person by two Officers of the Person, one of whom, solely in respect of the Officers’ Certificate required by Section 4.04(a), must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Person, that, if applicable, meets the requirements of Section 13.03 hereof.

“Parity Lien Cap” means as of any date of determination, (1) the amount of Parity Lien Debt that may be incurred by the Issuer or any Guarantor such that, after giving pro forma effect to such incurrence and the application of the net proceeds therefrom the Secured Leverage Ratio would not exceed 2.25 to 1.0 plus (2) $1.00 of additional Parity Lien Debt for each $1.00 of gross cash proceeds received by the Company since the date of this Indenture from the issue or sale of Qualifying Equity Interests of the Company, where the net cash proceeds of such issue or sale have been used to repurchase, redeem, defease or otherwise retire for value 13% Notes plus (3) $1.00 of additional Parity Lien Debt for each $1.00 of gross cash proceeds received by the Company since the date of this Indenture from the issue or sale of Indebtedness of the Company, where the net cash proceeds of such issue or sale have been used to repurchase, redeem, defease or otherwise retire for value 13% Notes plus (4) after the date of the Second Supplemental Indenture, $75 million plus (5) the amount of Exchange Additional Notes issued following the consummation of the transactions contemplated by the Exchange Agreement that are issued in exchange for Initial Notes that remain outstanding following the consummation of such transactions contemplated by the Exchange Agreement at an exchange ratio not to exceed $1.09 principal amount of Exchange Additional Notes for each $1.00 principal amount of Initial Notes so exchanged. For avoidance of doubt, the calculation of the amount specified in clause (1) of this definition shall include all Notes and other Parity Lien Debt incurred or outstanding prior to the date of determination, and still outstanding at such time, reduced by the principal amount of such Notes or other Parity Lien Debt to be retired or repaid from the net proceeds of the Indebtedness incurred on the date of determination.

“Parity Lien Debt” means (1) the Notes issued under this Indenture and the Note Guarantees of the Guarantors; and (2) any other Indebtedness of the Issuer or a Guarantor that is secured equally and ratably with the Notes by a Parity Lien that was permitted to be incurred and so secured under this Indenture and each other Secured Debt Document and any Guarantees by the Guarantors of such Indebtedness; provided that, in the case of clause (2) of this definition, (A) on or before the date on which such Indebtedness is incurred by the Issuer or a Guarantor, such Indebtedness is designated by the Issuer or a Guarantor, in an Officers’ Certificate delivered to each Parity Lien Representative, each Priority Lien Representative, each Junior Lien Representative and the Collateral Trustee, as “Parity Lien Debt” for the purposes of this Indenture and the Collateral Trust Agreement (provided that no Series of Secured Debt may be designated as both Parity Lien Debt and Priority Lien Debt and/or Junior Lien Debt); (B) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; (C) the Issuer and the Guarantors shall enter into supplemental Security Documents, pursuant to which the Issuer and the Guarantors shall grant to the Collateral Trustee, for the ratable benefit of the holders of the Notes, a security interest in any assets or property of the Issuer and the Guarantors not otherwise granted under this Indenture or the Security Documents prior to such date to the extent the Issuer and the Guarantors grant a security interest in such assets to the holders of such Parity Lien Debt or to any of their representatives (such supplemental Security Documents to contain such additional customary covenants, representations, conditions (including delivery of customary legal opinions) and other provisions relating to such additional assets or the granting of such security interest as the Collateral Trustee may reasonably request); (D) enter into and file such other agreements, amendments, financing statements or other documents as the Collateral Trustee shall reasonably request in furtherance of the foregoing or as are necessary in order to comply with the requirements of this Indenture and the Security Documents (including any supplemental Security Documents); and (E) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (E) will be conclusively established if the Issuer or a Guarantor delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Parity Lien Debt”).

“Priority Lien Cap” means $10.0 million.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors and any Subsidiary thereof, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

(c) The Indenture shall be amended to restate in their entirety clauses (2), (7), (8), (12), (23) and (29) of the definition of “Permitted Liens” set forth in Section 1.01 as follows:

“(2) Parity Liens held by the Collateral Trustee securing (A) Parity Lien Debt incurred after the date of this Indenture in an aggregate principal amount (as of the date of incurrence of any Parity Lien Debt and after giving pro forma effect to the application of the net proceeds therefrom), not exceeding the Parity Lien Cap, and (B) all other Parity Lien Obligations; provided that all such Parity Liens contemplated by this clause (2) are made junior to the Priority Lien Obligations pursuant to the Collateral Trust Agreement;”

“(7) (A) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(4) hereof covering only the assets acquired with or financed by such Indebtedness and (B) Liens to secure Indebtedness permitted by Section 4.09(b)(15) hereof;”

“(8) (A) Liens existing on the date of this Indenture, including, without limitation, Liens to secure the Notes issued on the date of this Indenture, (B) Liens in respect of the Exchange Notes issued pursuant to the Exchange Agreement and (C) Liens in respect of Guarantees (permitted by the terms of this Indenture) of secured Indebtedness outstanding on the date of this Indenture (to the extent that the terms of such secured Indebtedness in effect on the date of this Indenture require such secured Guarantees);”

“(12) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture (other than Priority Lien Debt, Parity Lien Debt or Junior Lien Debt); provided, however, that: (A) the new Lien is limited to all or part of the same property and assets that secured (or, in the case of accounts receivables and inventories, property of the same category to the extent the terms of the Lien being extended, renewed or replaced extended to or covered such category of property) or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and (B) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (i) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (ii) an amount necessary to pay accrued interest and any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;”

“(23) Liens on the property or assets of a Restricted Subsidiary of the Company that is not a Guarantor securing Indebtedness of such Restricted Subsidiary which Indebtedness is permitted under Section 4.09 hereof;”

“(29) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding.”

(d) The Indenture shall be amended to restate in its entirety clause (2) of the definition of “Permitted Priority Liens” set forth in Section 1.01 as follows:

“(2) (A) Liens described in clauses (4), (5), (6), (7), (8), (9), (10) and (13) of the definition of “Permitted Liens” and (B) Liens described in clause (12) of the definition of “Permitted Liens” to the extent that the Indebtedness related to the applicable Permitted Refinancing Indebtedness was secured by a Lien described in clause (A) above; and”

(e) The Indenture shall be amended to restate in its entirety Section 1.02 as follows:

“Section 1.02 Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Exchange Additional Notes”	2.13
“incur”	4.09
“Initial Additional Notes”	2.13
“Legal Defeasance”	8.02
“Mortgages”	12.08

Term	Defined in Section
“Offer Amount”	3.08
“Offer Period”	3.08
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.09
“Premises”	12.08
“Purchase Date”	3.08
“Registrar”	2.03
“Restricted Payments”	4.07
“Successor Guarantor”	10.04
“Successor Person”	5.01”

(f) The Indenture shall be amended to restate in its entirety Section 2.01 as follows:

“Section 2.01 Form and Dating.

(a) General. The Initial Notes and any Initial Additional Notes and the related Trustee’s certificates of authentication for such Notes will be substantially in the form of Exhibit A-1 attached hereto. The Exchange Notes and any Exchange Additional Notes and the related Trustee’s certificates of authentication for such Notes will be substantially in the form of Exhibit A-2. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage; provided, that any such notations, legends or endorsements are in a form acceptable to the Issuer. Each Note will be dated the date of its authentication.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Initial Notes and Initial Additional Notes issued in global form (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto) will be substantially in the form of Exhibit A-1. Exchange Notes and Exchange Additional Notes issued in global form (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto) will be in substantially in the form of Exhibit A-2. Initial Notes and Initial Additional Notes issued in definitive form (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto) will be substantially in the form of Exhibit A-1. Exchange Notes and Exchange Additional Notes issued in definitive form (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto) will be substantially in the form of Exhibit A-2. Notes shall be issued in denominations of $2,000 and integral multiples of $1 in excess thereof. Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.”

(g) The Indenture shall be amended to restate in its entirety Section 2.02 as follows:

“Section 2.02 Execution and Authentication.

At least one Officer of the Issuer must sign the Notes issued by the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will nevertheless be valid.

No Note will be valid until authenticated by the manual signature of authorized signatory of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Issuer signed by two Officers of the Issuer (an “Authentication Order”), subject to terms hereof, authenticate and deliver (i) Initial Notes for original issue in the aggregate amount not to exceed $240,230,710.00, (ii) Additional Notes in one or more series from time to time for original issue in aggregate principal amounts specified by the Issuer and (iii) on the date of the Second Supplemental Indenture, Exchange Notes for issue in the aggregate principal amount of $86,875,955, in each case, that may be validly issued under this Indenture. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.”

(h) The Indenture shall be amended to restate in its entirety Section 2.05 as follows:

“Section 2.05 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee or cause the Registrar to furnish to the Trustee, at least five (5) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and whether such Holder owns Initial Notes, Initial Additional Notes, Exchange Notes and/or Exchange Additional Notes; provided that as long as the Trustee is the Registrar, no such list need be furnished.”

(i) The Indenture shall be amended to restate in its entirety the last paragraph of Section 2.06(a) as follows:

“Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. Except for an exchange of Initial Notes for Exchange Notes or Exchange Additional Notes by the Issuer in accordance with Section 2.06(f) hereof, a Global Note which is an Initial Note or an Initial Additional Note may not be exchanged for a Note in the form of Exhibit A-2, and a Global Note which is an Exchange Note or an Exchange Additional Note may not be exchanged for a Note in the form of Exhibit A-1. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c), (d) or (f) hereof.”

(j) The Indenture shall be amended to restate in its entirety the last paragraph of Section 2.06(b)(2) as follows:

“Upon consummation of any exchange of Initial Notes for Exchange Notes by the Issuer in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Exchange Agreement delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon consummation of any exchange of Initial Notes for Exchange Additional Notes by the Issuer in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in a letter of direction delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes, the Trustee shall adjust the principal amount of the relevant Global Notes pursuant to Section 2.06(h) hereof.”

(k) The Indenture shall be amended to restate in its entirety the last paragraph of Section 2.06(d) as follows:

“If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in the aggregate principal amount equal to the principal amount of Definitive Notes so transferred. Except for an exchange of Initial Notes for Exchange Notes or Exchange Additional Notes by the Issuer in accordance with Section 2.06(f) hereof, a Definitive Note which is an Initial Note or an Initial Additional Note may not be exchanged for a Note in the form of Exhibit A-2, and a Definitive Note which is an Exchange Note or an Exchange Additional Note may not be exchanged for a Note in the form of Exhibit A-1.”

(l) The Indenture shall be amended to delete the reference to “Section 2.06(g)” in Section 2.06(c)(1) and substitute “Section 2.06(h)” therefor.

(m) The Indenture shall be amended to delete the reference to “Section 2.06(g)” in Section 2.06(c)(3) and substitute “Section 2.06(h)” therefor.

(n) The Indenture shall be amended to (i) re-letter clauses (f) – (h) of Section 2.06 as clauses (g) – (i), and (ii) add a new Section 2.06(f) as follows:

“(f) Exchange of Initial Notes for Exchange Notes and Exchange Additional Notes. On the date of the Second Supplemental Indenture in connection with the transactions contemplated by the Exchange Agreement, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, subject to terms hereof, the Trustee will authenticate Exchange Notes, in the form of Restricted Global Notes, in an aggregate principal amount of $86,875,955 in exchange for Initial Notes in an aggregate principal amount of $79,702,709. At any time following the consummation of the transactions contemplated by the Exchange Agreement, subject to the terms and other provisions herein, the Issuer may issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate Exchange Additional Notes, in the form of Restricted Global Notes, in exchange for Initial Notes.”

(o) The Indenture shall be amended to restate in its entirety clause (2) of Section 2.06(i) as follows:

“(2) No service charge will be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.07, 3.08, 4.10, 4.15 and 9.04 hereof).”

(p) The Indenture shall be amended to restate in its entirety Section 2.08 as follows:

“Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.01(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07. If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, the Company or a Subsidiary of the Company) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.”

(q) The Indenture shall be amended to restate in its entirety Section 2.13 as follows:

“Section 2.13 Issuance of Additional Notes.

(a) The Issuer shall be entitled, from time to time, subject to its compliance with Section 4.09 and Section 4.12 hereof, without consent of the Holders, to issue Additional Notes under this Indenture with identical terms as the Initial Notes other than with respect to (1) the date of issuance, (2) the issue price, (3) the amount of interest payable on the first interest payment date, initial interest accrual date and initial interest payment date and (4) any adjustments in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) (such Additional Notes, “Initial Additional Notes”). The Issuer shall be entitled, from time to time, subject to its compliance with Section 4.09 and Section 4.12 hereof, without consent of the Holders, to issue Additional Notes under this Indenture with identical terms as the Exchange Notes other than with respect to (1) the date of issuance, (2) the issue price, (3) the amount of interest payable on the first interest payment date, initial interest accrual date and initial interest payment date and (4) any adjustments in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) (such Additional Notes, “Exchange Additional Notes”). The Initial Notes, the Exchange Notes and any Notes issued as Additional Notes shall be treated as a single class for all purposes under this Indenture.

(b) With respect to any Additional Notes or Exchange Notes, the Issuer shall set forth in an Officers’ Certificate pursuant to a resolution of the Board of Directors of the Issuer, copies of which shall be delivered to the Trustee, the following information:

(1) The aggregate principal amount of Notes constituting Additional Notes or Exchange Notes (together with the amount of Initial Notes which will be exchanged for such Exchange Notes or Exchange Additional Notes, as applicable), as applicable to be authenticated and delivered pursuant to this Indenture; and

(2) the issue price, the issue date and the CUSIP number of such Additional Notes or Exchange Notes, as applicable.”

(r) The Indenture shall be amended to restate in its entirety Section 3.01(a) as follows:

“(a) Optional Redemption Upon an Equity Offering. At any time prior to March 15, 2013, the Issuer may, at its option, on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under this Indenture, upon not less than thirty (30) nor more than sixty (60) days’ notice, at a redemption price equal to (i) with respect to any Initial Notes and Initial Additional Notes redeemed, 110.00% of the principal amount of such Notes, and (ii) with respect to any Exchange Notes and Exchange Additional Notes redeemed, 100.00% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date) with the net cash proceeds of an Equity Offering by the Company; provided that:

(1) at least 65% of the original aggregate principal amount of the Notes issued under this Indenture (including the principal amount of any Additional Notes issued under this Indenture) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within sixty (60) days of the date of the closing of such Equity Offering.”

(s) The Indenture shall be amended to restate in its entirety Section 3.01(c) as follows:

“(c) Optional Redemption On or After March 15, 2013. On or after March 15, 2013, the Issuer may, at its option, on any one or more occasions redeem all or a part of the Notes, upon not less than thirty (30) nor more than sixty (60) days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed, to the applicable date of redemption, if redeemed during the thirteen-month period beginning on March 15, 2013 and ending on April 14, 2014, a percentage of (i) with respect to any Initial Notes and Initial Additional Notes redeemed, 106.500%, and (ii) with respect to any Exchange Notes and Exchange Additional Notes redeemed, 100.000%, and if redeemed during the twelve-month period beginning on April 15 of the years indicated below, at the percentage set forth opposite each such year, subject, in each case, to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Exchange Note and Exchange Additional Note Percentage	Initial Note and Initial Additional Note Percentage
2014	100.000%	103.250%
2015	100.000%	101.625%
2016 and thereafter	100.000%	100.000%

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.”

(t) The Indenture shall be amended to restate in its entirety Section 3.06 as follows:

“Section 3.06 Deposit of Redemption or Purchase Price.

Prior to 10:00 a.m. (New York City time) on the redemption date or Purchase Date (as defined in Section 3.08 hereof), the Issuer shall deposit with the Trustee or Paying Agent (or, if the Company, the Issuer or a Subsidiary of the Company is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption or purchase price of and accrued interest (if any) on all Notes or portions thereof to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or Purchase Date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.”

(u) The Indenture shall be amended to restate in its entirety Section 3.07 as follows:

“Section 3.07 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part (with, if the Issuer or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee, duly executed by the Holder thereof or his attorney duly authorized in writing), the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered, except that if a Global Note is so surrendered, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Note, without service charge, a new Global Note in denomination equal to and in exchange for the unredeemed portion of the principal of the Global Note so surrendered.”

(v) The Indenture shall be amended to restate in its entirety Section 3.08 as follows:

“Section 3.08 Offer to Repurchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Issuer is required to commence an Asset Sale Offer, it will follow the procedures specified below.

(a) The Asset Sale Offer shall be made to all Holders and all holders of other Parity Lien Debt containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least twenty (20) Business Days following its commencement and not more than thirty (30) Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five (5) Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other Parity Lien Debt (on a pro rata basis based on the principal amount of Notes and such other Parity Lien Debt surrendered, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer.

(b) If the Purchase Date is on or after an interest record date and on or before the related interest payment date, accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(c) Upon the commencement of an Asset Sale Offer, the Issuer will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(1) that the Asset Sale Offer is being made pursuant to this Section 3.08 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any Note not tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 or an integral multiple of $1 in excess thereof;

(6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer a beneficial interest in the Notes by book-entry transfer, to the Issuer, a depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three (3) days before the Purchase Date;

(7) that Holders will be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase, the serial number of such Note if held in definitive form, and a statement that such Holder is withdrawing his election to have such Note purchased;

(8) that, if the aggregate principal amount of Notes and other Parity Lien Debt surrendered by holders thereof exceeds the Offer Amount, the Company will select the Notes and other Parity Lien Debt to be purchased on a pro rata basis based on the principal amount of Notes and such other Parity Lien Debt surrendered; and

(9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

(d) On or before the Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate of the Issuer stating that such Notes or portions thereof were accepted for payment by the

Issuer in accordance with the terms of this Section 3.08. The Issuer, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five (5) Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase. Upon surrender of a Note that is purchased in part, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unpurchased portion of the principal of the Note so surrendered, except that if a Global Note is so surrendered, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Note, without service charge, a new Global Note in denomination equal to and in exchange for the unpurchased portion of the principal of the Global Note so surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will publicly announce the results of the Asset Sale Offer on the Purchase Date.

(e) Other than as specifically provided in this Section 3.08, any purchase pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.03, 3.06 and 3.07 hereof.”

(w) The Indenture shall be amended to restate in its entirety Section 4.03 as follows:

“4.03 Reports.

(a) So long as any Notes are outstanding, the Company shall furnish to the Trustee:

(1) within ninety (90) days after the end of each fiscal year, annual reports of the Company containing substantially all of the information that would have been required to be contained in an Annual Report on Form 10-K under the Exchange Act if the Company had been a reporting company under the Exchange Act, including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (B) audited financial statements prepared in accordance with GAAP, and (C) a presentation of Consolidated EBITDA of the Company and its Restricted Subsidiaries derived from such financial statements and consistent with the presentation thereof in the Offering Circular;

(2) within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports of the Company containing substantially all of the information that would have been required to be contained in a Quarterly Report on Form 10-Q under the Exchange Act if the Company had been a reporting company under the Exchange Act, including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (B) unaudited quarterly financial statements prepared in accordance with GAAP and reviewed pursuant to Statement on Auditing Standards No. 100 (or any successor provision), and (C) a presentation of Consolidated EBITDA of the Company and its Restricted Subsidiaries derived from such financial statements and consistent with the presentation thereof in the Offering Circular; and

(3) within ten (10) Business Days after the occurrence of each event that would have been required to be reported in a Current Report on Form 8-K under the Exchange Act if the Company had been a reporting company under the Exchange Act, current reports containing substantially all of the information that would have been required to be contained in a Current Report on Form 8-K under the Exchange Act if the Company had been a reporting company under the Exchange Act; provided, however, that no such current report will be required to be furnished if the Company determines in its good faith judgment that such event is not material to Holders or the business, assets, operations, or financial position of the Company and its Restricted Subsidiaries, taken as a whole.

Notwithstanding the foregoing, such reports (A) will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein) and (B) will not be required to contain the separate financial information for Guarantors or Subsidiaries whose securities are pledged to secure the Notes contemplated by Rule 3-10 or Rule 3-16 of Regulation S-X promulgated by the SEC. The availability of any of the foregoing reports on the SEC’s EDGAR filing system (or other successor electronic filing system) shall be deemed to satisfy the Company’s delivery obligations with respect thereto.

(b) At any time that any of the Company’s Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual reports required by paragraph (a) of this Section 4.03 will include (or the Company will separately furnish to the Trustee) a reasonably detailed presentation of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(c) So long as any Notes are outstanding, the Company will (1) within ten (10) Business Days after furnishing to the Trustee annual reports required by paragraph (a)(1) of this Section 4.03 (or within ten (10) Business Days after such reports becoming available on the SEC’s EDGAR filing system (or other successor electronic filing system)), hold a conference call to discuss such reports and the results of operations for the relevant reporting period, and (2) if reports required by paragraphs (a)(1), (a)(2) and (a)(3) of this Section 4.03 are not available on the SEC’s EDGAR filing system (or other successor electronic filing system), also maintain a website to which the public is given access and to which all of the reports required by this Section 4.03 are posted.

(d) In addition, the Company shall furnish to Holders, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

(e) Notwithstanding anything herein to the contrary, for purposes of Section 6.01(d), (1) the Company will be deemed not to have failed to comply with any of its obligations under paragraph (a)(1) of this Section 4.03 until fifteen (15) days after the date any financial statements or reports thereunder are due, and (2) the Company will be deemed not to have failed to comply with any of its obligations under paragraph (a)(2) of this Section 4.03 until five (5) days after the date any financial statements or reports thereunder are due.

(f) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).”

(x) The Indenture shall be amended to restate in its entirety Section 4.04 as follows:

“4.04 Compliance Certificate.

(a) The Issuer shall deliver to the Trustee, within ninety (90) days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2011, an Officers’ Certificate stating that a review of the activities of the Issuer during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, or premium or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.

(b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a)(1) hereof shall be accompanied by a written statement of the independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Issuer has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c) So long as any of the Notes are outstanding, the Issuer will deliver to the Trustee, as promptly as practicable upon any Officer of the Issuer becoming aware of any Default or Event of Default with respect to the Notes, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.”

(y) The Indenture shall be amended to restate in its entirety Section 4.05 as follows:

“Section 4.05 Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.”

(z) The Indenture shall be amended to restate in its entirety Section 4.06 as follows:

“Section 4.06 Stay, Extension and Usury Laws.

The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.”

(aa) The Indenture shall be amended to restate in its entirety Section 4.07 as follows:

“Section 4.07 Restricted Payments.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than (A) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company, (B) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company and (C) purchases of Equity Interests of, and capital contributions to, Restricted Subsidiaries);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company held by Persons other than the Company or a Restricted Subsidiary;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any (A) Indebtedness of the Issuer or any Guarantor that is contractually subordinated in right of payment to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries) (for the avoidance of doubt, the 13% Notes are not contractually subordinated in right of payment to the Notes or to any Note Guarantee), (B) Junior Lien Debt, or (C) unsecured Indebtedness (excluding the 13% Notes and any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except, in each case, any payment of interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) of this Section 4.07(a) being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to any Restricted Payment:

(A) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(B) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in paragraph (a) of Section 4.09 hereof; and

(C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the date of this Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10), (11), (12), (13) and (14) of paragraph (b) of this Section 4.07), is less than the sum, without duplication, of:

(i) an amount equal to the Company’s Consolidated EBITDA from January 1, 2013 to the end of the Company’s most recently ended full fiscal quarter for which internal financial statements are available, taken as a single accounting period, less the product of 1.75 times the Company’s Consolidated Interest Expense from January 1, 2013 to the end of the Company’s most recently ended full fiscal quarter for which internal financial statements are available, taken as a single accounting period; plus

(ii) 100% of the aggregate net cash proceeds and the fair value (as determined by the Company in good faith) of property or assets received by the Company since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests of the Company or from the issue or sale of convertible or exchangeable Disqualified Stock of the Company or convertible or exchangeable debt securities of the Company, in each case that have been converted into or exchanged for Qualifying Equity Interests of the Company (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Company), together with the aggregate amount of cash and the fair value (as determined by the Company in good faith) of property or assets received by the Company at the time of any such conversion or exchange; plus

(iii) to the extent that any Restricted Investment that was made after the date of this Indenture is (a) sold for cash or otherwise cancelled, liquidated, repaid, repurchased or redeemed for cash, or (b) made in an entity that subsequently becomes a Restricted Subsidiary of the Company, the initial amount of such Restricted Investment (or, if less, the amount of cash received upon repayment or sale); plus

(iv) to the extent that any Unrestricted Subsidiary of the Company designated as such after the date of this Indenture is redesignated as a Restricted Subsidiary after the date of this Indenture, the lesser of (a) the Fair Market Value of the Company’s Restricted Investment in such Subsidiary as of the date of such redesignation or (b) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of this Indenture; plus

(v) 50% of any dividends, distributions, interest payments, return of capital, repayments of Investments or other assets received by the Issuer or any Guarantor after the date of this Indenture from an Unrestricted Subsidiary of the Company, to the extent that such amounts were not otherwise included in the Consolidated Net Income of the Company for such period.

(b) The provisions of Section 4.07(a) hereof will not prohibit:

(1) the payment of any dividend or the consummation of any irrevocable redemption within sixty (60) days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(2) the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of a sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock) or contribution to common equity capital of the Company; provided that (A) such Restricted Payment is made within sixty (60) days of any such sale of Equity Interests or contribution to common equity capital and (B) the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net cash proceeds from an Equity Offering for purposes of Section 3.01 hereof;

(3) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(4) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or any Guarantor (A) with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness within sixty (60) days of such incurrence or (B) that is Acquired Debt;

(5) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries (or their heirs or estates) pursuant to any management or employee benefit plan or agreement, equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any twelve (12) month period;

(6) the repurchase of Equity Interests deemed to occur upon the exercise of options, warrants or similar rights to the extent such Equity Interests represent a portion of the exercise price of those options, warrants or similar rights or tax withholding with respect thereto;

(7) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company existing on the date of this Indenture or issued or incurred on or after the date of this Indenture in accordance with Section 4.09(a) hereof;

(8) payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (A) the exercise of options, warrants or similar rights or (B) the conversion or exchange of Equity Interests of any such Person;

(9) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or disposition of assets that complies, if applicable, with the provisions of this Indenture;

(10) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or any Guarantor at a purchase price not greater than 101.0% of the principal amount thereof, together with accrued interest, if any, thereon, in the event of a “change of control” in accordance with the terms thereof, which event (A) requires that the Issuer or such Guarantor make an offer to purchase such Indebtedness in accordance with the terms thereof and (B) would also constitute a Change of Control under this Indenture; provided that prior to any such purchase a Change of Control Offer (as defined in Section 4.15 hereof) has been made in accordance with the terms hereof and the Issuer has purchased all Notes validly tendered (and not validly withdrawn) for payment in connection with such Change of Control Offer;

(11) so long as no Default or Event of Default has occurred and is continuing, any payment on or with respect to, or any purchase, redemption, defeasance or other acquisition or retirement for value of, any unsecured Indebtedness;

(12) the repurchase, redemption, defeasance or other acquisition or retirement for value of any Junior Lien Debt or subordinated Indebtedness of the Issuer or any Guarantor in an aggregate principal amount not to exceed $5.0 million since the date of this Indenture;

(13) any Restricted Payment made or paid with Equity Interests, Indebtedness or other securities of an Unrestricted Subsidiary; and

(14) so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed $50.0 million after the date of the Second Supplemental Indenture.

(c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. For purposes of determining compliance with this covenant, if a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (14) of Section 4.07(b) hereof or is entitled to be made according to Section 4.07(a) hereof, the Company may, in its sole discretion, classify the Restricted Payment in any manner that complies with this covenant.”

(bb) The Indenture shall be amended to restate in its entirety Section 4.08 as follows:

“Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Equity Interests to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries (provided that dividend or liquidation priority between classes of Equity Interests, or subordination of any obligation (including the application of any remedy bars thereto) to any other obligation, will not be deemed to constitute such an encumbrance or restriction).

(b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness as in effect on the date of this Indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture (as determined in good faith by the Company);

(2) this Indenture, the Notes, the Note Guarantees, the Secured Debt Documents and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of any of the foregoing;

(3) (A) agreements governing other Indebtedness permitted to be incurred under Section 4.09(b)(15) hereof and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that in the case of this sub-clause (A), the restrictions therein would not (i) impair, in the Issuer’s good faith reasonable judgment, the ability of the Issuer and the Guarantors to satisfy the Obligations under the Notes, or (ii) otherwise prohibit the Subsidiaries from paying dividends or making distributions, loans or advances at any time in an amount, together with other amounts available, sufficient to make payments on the Notes due at such time, and (B) agreements governing other Indebtedness permitted to be incurred under Section 4.09(b) other than clause (15) thereof, and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that in the case of this sub-clause (B), the restrictions therein are not materially more restrictive, taken as a whole, than those contained in this Indenture, the Notes and the Note Guarantees (as determined in good faith by the Company);

(4) applicable law, rule, regulation or order;

(5) any agreement governing or relating to Indebtedness or Equity Interests of Persons acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Equity Interests were incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Persons, or the properties or assets of any Persons, other than the Persons, or the property or assets of the Persons, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of such acquisition (as determined in good faith by the Company);

(6) non-assignment provisions in contracts, leases, subleases, licenses and sublicenses entered into in the ordinary course of business;

(7) mortgage financings and purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property mortgaged, purchased or leased of the nature described in clause (3) of the preceding paragraph;

(8) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(9) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced (as determined in good faith by the Company);

(10) Liens permitted to be incurred under the provisions of Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

(11) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment), which limitation is applicable only to the assets that are the subject of such agreements;

(12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into by the Company or any Restricted Subsidiary;

(13) encumbrances and restrictions contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if the encumbrance or restriction applies only in the event of a payment default or default with respect to a financial covenant contained in such Indebtedness or agreement and such encumbrance or restriction is not materially more disadvantageous to the holders of the Notes than is customary in comparable financings (as determined in good faith by the Company) and the Company determines that any such encumbrance or restriction will not materially affect the Issuer’s ability to make principal or interest payments on the Notes; and

(14) restrictions on the sale, lease or transfer of property or assets arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary.”

(cc) The Indenture shall be amended to restate in its entirety Section 4.09 as follows:

“Section 4.09 Incurrence of Indebtedness and Issuance of Disqualified Stock.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company shall not and shall not permit any of its Restricted Subsidiaries to issue any Disqualified Stock; provided, however, that the Company and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if the Company’s Consolidated Leverage Ratio at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock, as the case may be, after giving pro forma effect to such incurrence or issuance as of such date and to the use of proceeds therefrom as if the same had occurred at the end of the most recently ended four full fiscal quarter period of the Company for which internal financial statements are available, would have been no greater than 3.25 to 1.

(b) The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) (A) the incurrence by the Issuer or any Guarantor of Priority Lien Debt in an aggregate principal amount at any time outstanding not to exceed the Priority Lien Cap and (B) the incurrence by the Issuer or any Guarantor of Junior Lien Debt in an aggregate principal amount at any time outstanding not to exceed the Junior Lien Cap;

(2) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness and Indebtedness represented by the Exchange Notes issued on the date of the Second Supplemental Indenture pursuant to the Exchange Agreement;

(3) the incurrence by the Issuer or any Guarantor of Parity Lien Debt (which may include without limitation (A) Initial Additional Notes issued under this Indenture following the consummation of the transactions described in the Offering Circular and (B) Exchange Additional Notes issued under this Indenture following the date of the Second Supplemental Indenture) in an aggregate amount incurred pursuant to this clause (3) not to exceed the Parity Lien Cap;

(4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings, lease financings or purchase money obligations, in each case, incurred for the purpose of financing (whether or not incurred at the time of such purchase, design, construction, installation, integration or improvement) all or any part of the purchase price or cost of design, construction, installation, integration or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, or ownership rights with respect to indefeasible rights of use or minimum investment units (or similar ownership units) in domestic or transnational fiber optic cable or other transmission facilities, and, in each case, including acquisitions by way of acquisitions of the Equity Interests of a Person that becomes a Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $30.0 million at any time outstanding;

(5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) hereof or clauses (2), (4), (5), (14), (15) or (16) of this Section 4.09(b);

(6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(A) if the Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to prior payment in full in cash of all Obligations then due (and not merely outstanding under) with respect to the Notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor; and

(B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company, and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of Disqualified Stock; provided, however, that:

(A) any subsequent issuance or transfer of Equity Interests that results in any such Disqualified Stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(B) any sale or other transfer of any such Disqualified Stock to a Person that is not either the Company or a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an issuance of such Disqualified Stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business or incurred to hedge any interest rate risk on any fixed or floating rate Indebtedness that was permitted to be incurred under the first paragraph of this covenant or any clause under the definition of “Permitted Debt”;

(9) (A) the Guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being Guaranteed is subordinated to or pari passu with the Notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness Guaranteed; and (B) the Guarantee by Restricted Subsidiaries that are not Guarantors of Indebtedness of Restricted Subsidiaries that are not Guarantors to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant;

(10) the incurrence by the Company or any of the Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, accommodation guarantees for the benefit of trade creditors, completion or performance guarantees, letters of credit, completion or performance bonds and surety, appeal or judgment bonds or other similar obligations incurred in the ordinary course of business;

(11) the incurrence by the Company or any of the Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five (5) Business Days;

(12) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, guarantees, earnouts, purchase price adjustments or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(13) Indebtedness representing installment insurance premiums of the Company or any Restricted Subsidiary owing to insurance companies or insurance premium financings, in each case, in the ordinary course of business;

(14) (A) Indebtedness of any Persons existing at the time such Persons become Subsidiary Guarantors or Restricted Subsidiaries or are merged with or into or consolidated with the Issuer or any Guarantor or Restricted Subsidiary, or assumed in connection with an acquisition of property (including Equity Interests) by the Issuer or any Guarantor or Restricted Subsidiary and (B) other Indebtedness incurred in connection with an Asset Acquisition by the Issuer or any Guarantor or Restricted Subsidiary, provided that such Indebtedness was in existence prior to the contemplation of such Persons becoming Subsidiary Guarantors or Restricted Subsidiaries or such merger or consolidation or such acquisition of property or Asset Acquisition, provided further that the ratio of the aggregate principal amount of such Indebtedness incurred with respect to any such transaction to Consolidated EBITDA (for the most recent four-quarter period for which financial information is available) attributable to the Person or property so acquired pursuant to such transaction (as determined in good faith by the Company) is 2.5 to 1.0 or less, and does not exceed (together with all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (14)) $20.0 million in the aggregate at any one time outstanding;

(15) (A) the incurrence by any Australian Subsidiary or any Canadian Subsidiary of Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $20.0 million; and (B) the incurrence by any Restricted Subsidiary of the Company that is not a Domestic Subsidiary of Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $10.0 million; and

(16) the incurrence by the Issuer or any Guarantor of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (16), not to exceed $40.0 million.

(c) The Company shall not incur, and shall not permit the Issuer or any other Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company, the Issuer or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the Note Guarantees on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or by virtue of being secured on junior priority basis or junior in right of distribution of collateral proceeds.

(d) For purposes of determining compliance with this Section 4.09 and Section 4.12 hereof, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) of Section 4.09(b) hereof, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company shall be permitted (in its sole discretion) to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Notwithstanding the foregoing, (x) all Priority Lien Debt will be deemed to have been incurred in reliance on the exception provided by clause (1) of the definition of Permitted Debt and (y) all Parity Lien Debt outstanding on the date of this Indenture (including all Initial Notes) and all Parity Lien Debt represented by the Exchange Notes issued pursuant to the Exchange Agreement will be deemed to have been incurred in reliance on the exception provided by clause (2) of the definition of Permitted Debt (provided, however, that such Parity Lien Debt under clause (y) of this sentence that is still outstanding shall be taken into account in accordance with clause (1) of the definition of Parity Lien Cap in determining the amount of Parity Lien Debt that is available under clause (3) of the definition of Permitted Debt). The accrual of interest or preferred stock or Disqualified Stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock or Disqualified Stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Consolidated Interest Expense of the Company as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that (x) the U.S. dollar-equivalent principal amount of Existing Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date of this Indenture, and (y) if such Indebtedness is incurred to renew, refund, refinance, replace, defease or discharge other Indebtedness denominated in a foreign currency (or in a different currency from such Indebtedness so being incurred), and such renewal, refunding, refinancing, replacement, defeasance or discharge would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such renewal, refunding, refinancing, replacement, defeasance or discharge, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such new Indebtedness does not exceed (i) the outstanding or committed principal amount (whichever is higher) of such Indebtedness being renewed, refunded, refinanced, replaced, defeased, or discharged plus (ii) the aggregate amount of accrued interest and fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such renewal, refunding, refinancing, replacement, defeasance or discharge. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(e) The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness (other than net Hedging Obligations), in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness (other than net Hedging Obligations), in the case of any other Indebtedness;

(3) in respect of net Hedging Obligations, the termination value of the related Hedge Agreement that would be payable by the applicable Person as of such date;

(4) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A) the Fair Market Value of such assets at the date of determination; and

(B) the amount of such Indebtedness of the other Person; and

(5) in respect of Disqualified Stock, an amount equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.”

(dd) The Indenture shall be amended to restate in its entirety Section 4.10 as follows:

“Section 4.10 Asset Sales.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) The Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents;

For purposes of this Section 4.10(a)(2), each of the following will be deemed to be cash:

(A) any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases the Company or such Restricted Subsidiary from or indemnifies against further liability;

(B) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Company and its Restricted Subsidiaries are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Sale;

(C) any securities, Notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within one hundred twenty (120) days after such Asset Sale, to the extent of the cash received in that conversion; and

(D) any stock or assets of the kind referred to in clause (3), (5) or (6) of paragraph (b) of this Section 4.10; and

(3) subject to certain limitations, in the case of an Asset Sale that constitutes a Sale of Collateral, the Company (or the applicable Restricted Subsidiary, as the case may be) promptly deposits the Net Proceeds therefrom promptly upon receipt thereof as Collateral in an account or accounts held by or under the control of (for purposes of the Uniform Commercial Code) or otherwise subject to a perfected security interest in favor of the Collateral Trustee or its agent to secure all Secured Obligations.

(b) Within three hundred sixty-five (365) days after the receipt of any Net Proceeds from an Asset Sale other than a Sale of Collateral, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds, at its option:

(1) to repay, repurchase or redeem Priority Lien Obligations and, if the Priority Lien Obligations repaid are revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2) to repay, repurchase or redeem Parity Lien Obligations; provided, that the Issuer offers to repay, repurchase or redeem the Notes on a pro rata basis;

(3) to acquire all or substantially all of the assets of, or any Equity Interests of, a Permitted Business (provided that in the case of any such acquisition of Equity Interests, after giving effect thereto, the Permitted Business is or becomes a Restricted Subsidiary of the Company);

(4) to repay (A) Indebtedness (other than Secured Obligations) that is secured by a Permitted Lien on any assets that were sold in such Asset Sale, or (B) obligations under the 13% Notes;

(5) to make a capital expenditure;

(6) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business;

(7) in the case of an Asset Sale by a Restricted Subsidiary that is not a Guarantor, to repay, repurchase or redeem Indebtedness of the Company, the Issuer or any Restricted Subsidiary; or

(8) any combination of the foregoing clauses (1) through (7).

(c) Within three hundred sixty-five (365) days after the receipt of any Net Proceeds from a Sale of Collateral, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds, at its option:

(1) to purchase other assets that would constitute Collateral;

(2) to acquire all or substantially all of the assets of, or any Equity Interests of, a Permitted Business (provided that in the case of any such acquisition of Equity Interests, after giving effect thereto, the Permitted Business becomes a Guarantor or is merged into or consolidated with the Issuer or any Guarantor);

(3) to repay (A) Indebtedness (other than Secured Obligations) that is secured by a Permitted Priority Lien on any Collateral that was sold in such Sale of Collateral, or (B) obligations under the 13% Notes;

(4) to make a capital expenditure with respect to assets that constitute Collateral; or

(5) any combination of the foregoing clauses (1) through (4).

(d) In the case of clauses (3), (5) and (6) of paragraph (b) of this Section 4.10 and clauses (1), (2) and (4) of paragraph (c) of this Section 4.10, the Company (or the applicable Restricted Subsidiary, as the case may be) will be deemed to have complied with its obligations in paragraphs (b) and (c) of this Section 4.10 if it enters into a binding commitment to acquire such assets or Equity Interests prior to three hundred sixty-five (365) days after the receipt of the applicable Net Proceeds; provided that such binding commitment will be subject only to customary conditions and such acquisition is completed within one hundred eighty (180) days following the expiration of the aforementioned three hundred sixty-five (365) day period. If the acquisition contemplated by such binding commitment is not consummated on or before such one hundred eightieth (180th) day, and the Company (or the applicable Restricted Subsidiary, as the case may be) has not applied the applicable Net Proceeds for another purpose permitted by the applicable paragraph (b) or (c) of this Section 4.10 on or before such one hundred eightieth (180th) day, such commitment shall be deemed not to have been a permitted application of Net Proceeds.

(e) Pending the final application of any Net Proceeds of an Asset Sale, other than a Sale of Collateral, the Company (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(f) Any Net Proceeds from Asset Sales that are not applied or invested as provided in paragraph (b) (with respect to Asset Sales other than Sales of Collateral) or paragraph (c) (with respect to a Sale of Collateral) of this Section 4.10 constitute “Excess Proceeds”.

(g) When the aggregate amount of Excess Proceeds exceeds $15.0 million, within forty-five (45) days thereof, the Issuer will make an offer (an “Asset Sale Offer”) to all Holders and all holders of other Parity Lien Debt containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets, in accordance with Section 3.08 hereof, to purchase, prepay or redeem the maximum principal amount of Notes and such other Parity Lien Debt (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest to the date of purchase, prepayment or redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other Parity Lien Debt tendered into (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Parity Lien Debt to be purchased on a pro rata basis, based on the amounts validly tendered (and not validly withdrawn) or required to be prepaid or redeemed. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(h) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of Section 3.08 hereof or this Section 4.10, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.08 hereof or this Section 4.10 by virtue of such compliance.”

(ee) The Indenture shall be amended to restate in its entirety Section 4.11 as follows:

“Section 4.11 Transactions with Affiliates.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained at such time in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2) the Company delivers to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, (i) a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate of the Company certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company, or (ii) in the event there are no disinterested members of the Board of Directors of the Company, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

(1) any employment or consulting agreement, employee benefit plan, stock option or stock ownership plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments and issuances of Capital Stock, options, warrants or other rights to acquire Capital Stock, in each case, pursuant thereto (provided that issuances of Capital Stock of Restricted Subsidiaries of the Company shall be limited to Voting Stock (in each case, representing an aggregate of not more than 5.0% of the fully diluted Voting Stock of such Restricted Subsidiary) of not more than two Restricted Subsidiaries identified by the Company in an Officers’ Certificate delivered to the Trustee);

(2) transactions between or among the Company and/or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of Officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;

(5) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company or in exchange for capital contributions to the Company;

(6) Restricted Payments that do not violate Section 4.07 hereof; and

(7) loans or advances to employees in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding.”

(ff) The Indenture shall be amended to restate in its entirety Section 4.12 as follows:

“Section 4.12 Liens.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens and Permitted Priority Liens.”

(gg) The Indenture shall be amended to restate in its entirety Section 4.13 as follows:

“Section 4.13 Business Activities.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses.”

(hh) The Indenture shall be amended to restate in its entirety Section 4.14 as follows:

“Section 4.14 Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(a) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(b) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.”

(ii) The Indenture shall be amended to restate in its entirety Section 4.15 as follows:

“Section 4.15 Offer to Repurchase Upon a Change of Control.

(a) If a Change of Control occurs, each Holder will have the right to require the Issuer to repurchase all or any part of that Holder’s Notes (equal to $2,000 or an integral multiple of $1 in excess thereof) pursuant to this Section 4.15 (a “Change of Control Offer”). In the Change of Control Offer, the Issuer will offer the Holders a purchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within fifteen (15) days following any Change of Control, the Issuer will mail a notice to each Holder (with a copy to the Trustee) describing the transaction or transactions that constitute the Change of Control and stating:

(1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

(2) the purchase price and the purchase date, which shall be no earlier than thirty (30) days and no later than sixty (60) days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not tendered will continue to accrue interest;

(4) that, unless the Issuer defaults in the payment of the Change of Control Payment, any Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer a beneficial interest in the Notes by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, the serial number for Notes held in definitive form and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1 in excess thereof.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

(b) On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes validly tendered (and not validly withdrawn) pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes validly tendered (and not validly withdrawn); and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate of the Issuer stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

(c) The Paying Agent will promptly mail to each Holder validly tendered (and not validly withdrawn) the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d) The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes validly tendered (and not validly withdrawn) under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.01 hereof, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.”

(jj) The Indenture shall be amended to restate in its entirety Section 4.17 as follows:

“Section 4.17 Designation of Restricted and Unrestricted Subsidiaries.

(a) Subject to Section 4.17(c), the Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary and has assets of more than $1,000, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the

Subsidiary designated as an Unrestricted Subsidiary shall be deemed to be an Investment made as of the time of the designation and shall reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

(b) Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate of the Company certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

(c) The Company shall not designate (1) any Australian Subsidiary to be an Unrestricted Subsidiary other than Australian Subsidiaries (together with all other Australian Subsidiaries that constitute Unrestricted Subsidiaries) (i) that, as of the date of such designation, own less than 10% of the assets owned by all Australian Subsidiaries as of the end of the four-quarter period immediately preceding such date and for which financial information is available, and (ii) from which, as of the date of such designation, less than 10% of Australian Net Income and Australian EBITDA of all Australian Subsidiaries are derived, in each case, for the four-quarter period immediately preceding such date and for which financial information is available, and (2) any Canadian Subsidiary to be an Unrestricted Subsidiary other than Canadian Subsidiaries (together with all other Canadian Subsidiaries that constitute Unrestricted Subsidiaries) (i) that, as of the date of such designation, own less than 10% of the assets owned by all Canadian Subsidiaries as of the end of the four-quarter period immediately preceding such date and for which financial information is available, and (ii) from which, as of the date of such designation, less than 10% of Canadian Net Income and Canadian EBITDA of all Canadian Subsidiaries are derived, in each case, for the four-quarter period immediately preceding such date and for which financial information is available; provided that, in the case of each of clauses (1) and (2) above, such Subsidiaries otherwise satisfy all of the criteria to be designated as “Unrestricted Subsidiaries” pursuant to this covenant.”

(kk) The Indenture shall be amended to restate in its entirety Section 4.18 as follows:

“Section 4.18 Payments for Consent.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.”

(ll) The Indenture shall be amended to add the following new Section 4.19 immediately following Section 4.18:

“Section 4.19 Relative Rights.

In the event of the incurrence of Parity Lien Debt following the effectiveness of the Second Supplemental Indenture (including issuance of any additional Notes under this Indenture), having any terms(s) and/or any condition(s) more favorable to the holders of such Parity Lien Debt than the terms and conditions of the Exchange Notes, the Issuer and Guarantors agree to take such actions as may be necessary to amend this Indenture, Notes and Security Documents in order to provide the same (or, at the consent of the Holders of a majority of the principal amount of the Exchange Notes and any Exchange Additional Notes issued to other Holders of Initial Notes upon exchange of such Initial Notes for Exchange Additional Notes following the consummation of the exchange of Initial Notes for Exchange Notes contemplated by the Exchange Agreement, substantially similar) additional rights or benefits under the Exchange Notes and any Exchange Additional Notes issued to Holders of Initial Notes following the consummation of the exchange of Initial Notes for Exchange Notes contemplated by the Exchange Agreement. Notwithstanding the foregoing, the following terms with respect to future issuances of Parity Lien Debt will not be deemed to be more favorable to the holders of such Parity Lien Debt than the Exchange Notes: (i) the issuance of Initial Additional Notes or Exchange Additional Notes at an issue price equal to or greater than 100% of the principal amount thereof (for the avoidance of doubt, (A) this exception under clause (i) shall not apply to any term or provision of the Initial Additional Notes or Exchange Additional Notes other than the issue price and (B) the issuance or incurrence of any Parity Lien Debt (other than the Initial Notes that were issued on the date on which this Indenture was executed) with call protection or a prepayment penalty shall trigger the requirements under the first sentence of this Section 4.19) and (ii) the issuance of Exchange Additional Notes to other Holders of Initial Notes following the consummation of the exchange of Initial Notes for Exchange Notes contemplated by the Exchange Agreement, upon the exchange of any such Initial Notes at an exchange rate (together with accrued but unpaid interest to the date of exchange, if applicable) not more favorable to such other Holders than the exchange rate applicable to the exchange of Initial Notes for Exchange Notes set forth in the Exchange Agreement.”

(mm) The Indenture shall be amended to restate in its entirety Section 5.01 as follows:

“Section 5.01 Merger, Consolidation or Sale of Assets.

(a) The Company shall not, and shall not permit the Issuer to, directly or indirectly: (1) consolidate or merge or amalgamate with or into another Person (whether or not the Company or the Issuer is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company, the Issuer and their respective Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either:

(A) the Company or the Issuer, as applicable, is the surviving corporation; or

(B) the Person formed by or surviving any such consolidation, merger or amalgamation (if other than the Company or the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made (the “Successor Person”) is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia, and, if such entity is not a corporation, a co-obligor of the Notes is a corporation organized or existing under any such laws;

(2) the Successor Person assumes all of the obligations of the Company or the Issuer, as applicable, under the Notes, this Indenture and the Security Documents pursuant to agreements reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default or Event of Default exists;

(4) the Company, the Issuer or the Successor Person would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period either:

(A) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 4.09(a); or

(B) have a Consolidated Leverage Ratio that is equal to or less than the Consolidated Leverage Ratio of the Company immediately prior to such consolidation, merger, sale, assignment, transfer, conveyance or other disposition;

(5) the Successor Person promptly causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens of the Security Documents on the Collateral owned by or transferred to the Successor Person, together with such financing statements as may be required to perfect any security interests in the Collateral which may be perfected by filing of a financing statement under the Uniform Commercial Code of the relevant states;

(6) the Collateral owned by or transferred to the Successor Person shall (A) continue to constitute Collateral under this Indenture and the Security Documents, (B) be subject to the Liens in favor of the Collateral Trustee for its benefit and the benefit of the holders of the parity Indebtedness, and (C) not be subject to any Lien other than Permitted Liens; and

(7) the property and assets of the Person which is merged or consolidated with or into the Successor Person, to the extent that they are property or assets of the types that would constitute Collateral under the Security Documents, shall be treated as after-acquired property and the Successor Person shall take such action as may be reasonably necessary to cause such property or assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture and the Security Documents.

(b) The Company shall not, and shall not permit the Issuer to, directly or indirectly, lease all or substantially all of the properties and assets of the Company, the Issuer and their respective Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person. Any Indebtedness that becomes an obligation of the Successor Person, the Company, the Issuer or any Restricted Subsidiary as a result of such transaction undertaken in compliance with this Section 5.01, and any Permitted Refinancing Indebtedness with respect thereto, shall be deemed to have been incurred in compliance with Section 4.09.

(c) Paragraphs (a) and (b) of Section 5.01 hereof shall not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries. Clauses (3) and (4) of Section 5.01(a) hereof will not apply to any merger or consolidation of the Company (A) with or into one of its Restricted Subsidiaries for any purpose, or (B) with or into an Affiliate solely for the purpose of reincorporating the Company or the Issuer in another jurisdiction.”

(nn) The Indenture shall be amended to restate in its entirety Section 6.01(c) as follows:

“(c) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.10, 4.15, 4.19 or 5.01 hereof;”

(oo) The Indenture shall be amended to restate in its entirety Section 6.01(e) as follows:

“(e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) other than Indebtedness owed to the Company or any Restricted Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

(1) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(2) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more; provided, that no Default or Event of Default will be deemed to occur with respect to any such Indebtedness that is paid or otherwise acquired or retired (or for which such failure to pay or acceleration is waived or rescinded) within thirty (30) days after such failure to pay or such acceleration;”

(pp) The Indenture shall be amended to restate in its entirety Section 6.01(f) as follows:

“(f) failure by the Company or any of its Restricted Subsidiaries to pay final judgments (other than those which are covered by insurance from an insurer that has not disclaimed liability) entered by a court or courts of competent jurisdiction aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of sixty (60) days;”

(qq) Section 6.01 of the Indenture shall be amended by (i) deleting the word “or” at the end of clause (g) and (ii) replacing the period at the end of clause (h) with a semi-colon.

(rr) The Indenture shall be amended to restate in its entirety Section 6.01(i) as follows:

“(i) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(1) commences a voluntary case,

(2) consents to the entry of an order for relief against it in an involuntary case,

(3) consents to the appointment of a custodian, receiver, receiver manager, interim receiver or sequestrator of it or for all or substantially all of its property,

(4) makes a general assignment for the benefit of its creditors, or

(5) generally is not paying its debts as they become due;”

(ss) The Indenture shall be amended to restate in its entirety Section 6.01(j) as follows:

“(j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(2) appoints a custodian, receiver, receiver manager, interim receiver or sequestrator of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

(3) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains undischarged, unstayed or unremedied and in effect for sixty (60) consecutive days; or”

(tt) The Indenture shall be amended by inserting the following Section 6.01(k) immediately following Section 6.01(j):

“(k) prior to the effectiveness of the Second Supplemental Indenture, failure of the Company or any of its Restricted Subsidiaries to comply with any provision of the Indenture (without giving effect to the First Supplemental Indenture), after giving effect to any and all notice and/or grace period applicable to a default or breach of such provision of this Indenture as provided in the other clauses of this Section 6.01.”

(uu) The Indenture shall be amended to restate in its entirety Section 6.02 as follows:

“Section 6.02 Acceleration.

(a) In the case of an Event of Default specified in clause (i) or (j) of Section 6.01 hereof, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

(b) In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness under clause (e) of Section 6.01 hereof, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (e) of Section 6.01 hereof have rescinded the declaration of acceleration in respect of such Indebtedness within thirty (30) days of the date of such declaration; provided that (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, (2) all existing Defaults or Events of Default, except nonpayment of principal, premium or interest, if any, on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived and (3) remedies have not been taken with respect to Collateral securing such Indebtedness.

(c) The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on or the principal of, the Notes.”

(vv) The Indenture shall be amended to restate in its entirety Section 7.06(e) as follows:

“(e) When the Trustee or the Collateral Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.”

(ww) The Indenture shall be amended to restate in its entirety Section 8.03 as follows:

“Section 8.03 Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 3.08, 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17 and 4.18 and clauses (4), (5), (6) and (7) of Section 5.01(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuer and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(h) hereof will not constitute Events of Default.”

(xx) The Indenture shall be amended to restate in its entirety the first paragraph of Section 9.02 as follows:

“Except as provided below in this Section 9.02, the Issuer, the Guarantors, the Trustee and the Collateral Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.08, 4.10 and 4.15 hereof), the Notes, the Note Guarantees or the Security Documents with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, or premium or interest, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.”

(yy) The Indenture shall be amended to restate in its entirety clause (b) of Section 9.02 as follows:

“(b) reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.08, 4.10 and 4.15 hereof);”

(zz) The Indenture shall be amended to restate in its entirety clause (g) of Section 9.02 as follows:

“(g) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.08, 4.10 and 4.15 hereof);”

(aaa) The Indenture shall be amended to restate in its entirety the last paragraph of Section 9.02 as follows:

“In addition, (x) any amendment to, or waiver of, the provisions of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding and (y) any amendment to, or waiver of, Section 4.19 of this Indenture shall require the consent of each Holder of the Exchange Notes and each Holder of Exchange Additional Notes which were issued in exchange for Initial Notes following the consummation of the exchange of Initial Notes for Exchange Notes contemplated by the Exchange Agreement.”

(bbb) The Indenture shall be amended to add the following sentence at the end of Section 10.01(a):

“Notwithstanding anything herein to the contrary, each Note Guarantee shall guaranty equally and ratably all Parity Lien Debt under the Initial Notes, the Exchange Notes and the Additional Notes.”

(ccc) The Indenture shall be amended to restate in its entirety Section 10.04 as follows:

“Section 10.04 Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 10.05 hereof or in a transaction not prohibited by Section 4.10 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge or amalgamate with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(a) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(b) either:

(1) (A) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger or amalgamation (the “Successor Guarantor”) assumes all the obligations of that Guarantor under its Note Guarantee, this Indenture, and the applicable Security Documents pursuant to a supplemental indenture and appropriate Security Documents satisfactory to the Trustee, (B) the Successor Guarantor causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens under the applicable Security Documents on the Collateral owned by or transferred to the Successor Guarantor, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant jurisdiction; (C) the Collateral owned by or transferred to the Successor

Guarantor shall: (i) continue to constitute Collateral under this Indenture and the applicable Security Documents, (ii) be subject to Liens in favor of the Collateral Trustee for the benefit of the Holders and any other Parity Lien Indebtedness or Priority Lien Indebtedness and (iii) not be subject to any other Lien other than Permitted Liens; and (D) the property and assets of the Person which is merged or consolidated with or into the Successor Guarantor, to the extent that they are property or assets of the types which would constitute Collateral under the applicable Security Documents, shall be treated as after-acquired property and the Successor Guarantor shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Security Documents in the manner and to the extent required under this Indenture and the Security Documents; or

(2) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof.

In case of any such consolidation, merger, amalgamation, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the applicable Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the applicable Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, notwithstanding clauses (b)(1) and (2), nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.”

(ddd) The Indenture shall be amended to restate in its entirety Sections 10.05(a) and Section 10.05(b) as follows:

“(a) In the event of any sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 hereof and is permitted by all of the Secured Debt Documents then the Person acquiring the property will be released and relieved of any obligations under the applicable Note Guarantee;

(b) in the event of any sale or other disposition of Capital Stock of any Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 hereof and is permitted by all of the Secured Debt Documents and the Subsidiary Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition, then such Subsidiary Guarantor will be released and relieved of any obligations under its Note Guarantee;

provided, in both cases, that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10 hereof. Upon delivery by the Issuer to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Guarantor in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Note Guarantee.”

(eee) The Indenture shall be amended to restate in its entirety Section 12.04(a)(5) as follows:

“(5) as to any Collateral that is sold, transferred or otherwise disposed of by the Issuer or any Guarantor or Foreign Subsidiary Holding Company to a Person that is not (either before or after such sale, transfer or disposition) the Issuer or a Restricted Subsidiary of the Issuer in a transaction or other circumstance that complies with Section 4.10 hereof and is permitted by all of the other Security Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that the Collateral Trustee’s Liens upon the Collateral will not be released if the sale or disposition is subject to Section 5.01 hereof;”

(fff) The Indenture shall be amended to restate in its entirety Section 12.05(b) as follows:

“(b) the time of incurrence of any Series of Parity Lien Debt or any other Parity Lien Debt;”

(ggg) The Indenture shall be amended to restate in its entirety Section 12.05(g) as follows:

“(g) the rules for determining priority under any law governing relative priorities of Liens:

(1) all Parity Liens granted at any time by the Issuer or any Guarantor will secure, equally and ratably, all present and future Parity Lien Obligations, including without limitation, under the Initial Notes, the Exchange Notes and the Additional Notes; and

(2) all proceeds of all Parity Liens granted at any time by the Issuer or any Guarantor will be allocated and distributed equally and ratably on account of the Parity Lien Debt (including without limitation, under the Initial Notes, the Exchange Notes and the Additional Notes) and other Parity Lien Obligations.”

(hhh) The Indenture shall be amended to restate in its entirety the last paragraph of Section 12.08(c) as follows:

“On or prior to the date on which any other additional Secured Debt Documents are executed or the date on which any Priority Lien Debt, Junior Lien Debt or Parity Lien Debt (other than Notes) is incurred, in each case, in accordance with the terms of this Indenture and the other Secured Debt Documents then in effect, the Collateral Trustee shall enter into the Collateral Trust Agreement upon receipt of an Officers’ Certificate from the Issuer certifying that such Priority Lien Debt, other Parity Lien Debt or Junior Lien Debt, as applicable, has been incurred as permitted under the Secured Debt Documents.”

(iii) The Indenture shall be amended to (i) re-letter Exhibit A as Exhibit A-1 and (ii) restate Exhibit A-1 in its entirety as set forth as Exhibit A attached hereto.

(jjj) The Indenture shall be amended to add Exhibit A-2 immediately after Exhibit A-1 as set forth as Exhibit B attached hereto.

(kkk) The Indenture shall be amended to restate Exhibit B in its entirety as set forth on Exhibit C attached hereto.

(lll) The Indenture shall be amended to restate Exhibit C in its entirety as set forth on Exhibit D attached hereto.

(mmm) The Indenture shall be amended to restate Exhibit D in its entirety as set forth on Exhibit E attached hereto.

(nnn) The Indenture shall be amended to restate Exhibit E in its entirety as set forth on Exhibit F attached hereto.

(ooo) The Indenture shall be amended to restate Exhibit G in its entirety as set forth on Exhibit G attached hereto.

Section 1.02. Amendments to Collateral Agreement. Subject to the satisfaction of the conditions set forth in Section 2.01 below, the Collateral Agreement shall be amended to restate in its entirety the Preamble as follows:

“COLLATERAL AGREEMENT, dated as of July 7, 2011, made by each of the signatories hereto as “Grantors” (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of U.S. Bank National Association, as Collateral Trustee (in such capacity and together with any successor, the “Collateral Trustee”), for the benefit of the holders (the “Holders”) from time to time of the Notes (as defined in the Indenture defined below) issued by Primus Telecommunications Holdings, Inc. (the “Company”) pursuant to the Indenture, dated as of July 7, 2011 by and among the Company, the guarantors party thereto, U.S. Bank National Association, as trustee (in such capacity and together with any successor, the “Trustee”) and the Collateral Trustee (as amended, supplemented, restated or otherwise modified from time to time, the “Indenture”), and each of the other Secured Parties (as defined below).”

Section 1.03. Interpretation of Amendments.

(a) All references to defined terms deleted throughout the Indenture pursuant to Section 1.01(a) of the First Supplemental Indenture shall be reinstated (as modified by the amendments set forth in this Supplemental Indenture) as if the First Supplemental Indenture has not taken effect.

(b) All references to (i) the Sections of the Indenture and obligations thereunder (throughout the Indenture) deleted pursuant to Section 1.01(b) of the First Supplemental Indenture and (ii) the clauses of Section 6.01 of the Indenture deleted in Section 1.01(n) of the First Supplemental Indenture shall be reinstated (as modified by the amendments set forth in this Supplemental Indenture) as if the First Supplemental Indenture has not taken effect.

(c) For the avoidance of doubt, when Sections and clauses were deleted from the Indenture pursuant to the First Supplemental Indenture, only the language set forth in such Sections was deleted (and not the actual Sections) and the subsequent provisions were not renumbered (unless, in the case of renumbering, expressly indicated in the First Supplemental Indenture).

ARTICLE 2

MISCELLANEOUS

Section 2.01. Effect and Operation of Supplemental Indenture. This Supplemental Indenture will become effective and binding as of the date set forth above upon its execution by the Issuer, the Guarantors and the Trustee.

Section 2.02. Indenture and Supplemental Indenture construed together. The Indenture shall be modified and amended in accordance with this Supplemental Indenture and all the terms and conditions of both shall be read together as though they constitute one instrument, except that in case of conflict, the provisions of this Supplemental Indenture will control.

Section 2.03. Collateral Agreement and Supplemental Indenture construed together. The Collateral Agreement shall be modified and amended in accordance with this Supplemental Indenture and all the terms and conditions of both shall be read together as though they constitute one instrument, except that in the case of conflict, the provisions of this Supplemental Indenture will control.

Section 2.04. Severability. In the event any provision in the Indenture, as amended by the Supplemental Indenture, or the Collateral Agreement, as amended by the Supplemental Indenture, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.05. Headings. The Article and Section headings of this Supplemental Indenture have been inserted for convenience only, and shall not affect the construction hereof.

Section 2.06. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 2.07. Successors. All agreements of the Issuer in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors. All agreements of the Collateral Trustee in this Supplemental Indenture shall bind is successor. All agreements of the Guarantors in this Supplemental Indenture shall bind their respective successors.

Section 2.08. The Trustee. Neither the Trustee nor the Collateral Trustee shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuer and the Guarantors. The indemnifications and protections provided to the Trustee and Collateral Trustee are not amended or affected hereby and such indemnifications and protections shall apply to the execution of this Supplemental Indenture.

Section 2.09. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

ISSUER:	PRIMUS TELECOMMUNICATIONS HOLDING, INC.

	By:	/s/ Peter D. Aquino
	Name:	Peter D. Aquino
	Title:	Chairman, President and Chief Executive Officer

GUARANTORS:	PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

ARBINET CORPORATION

ANIP, INC.

ARBINET CARRIER SERVICES, INC.

ARBINET COMMUNICATIONS, INC.

ARBINET DIGITAL MEDIA CORPORATION

ARBINET MANAGED SERVICES, INC.

ARBINET SERVICES, INC.

BELL FAX, INC.

PRIMUS TELECOMMUNICATIONS, INC.

IPRIMUS USA, INC.

PRIMUS TELECOMMUNICATIONS IHC, INC.

LINGO HOLDINGS, INC.

LINGO, INC.

	By:	/s/ Peter D. Aquino
	Name:	Peter D. Aquino
	Title:	Chairman, President and Chief Executive Officer

Signature Page to Second Supplemental Indenture

TRUSTEE AND COLLATERAL TRUSTEE:	U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ John G. Correia
	Name:	John G. Correia
	Title:	Vice President

Signature Page to Second Supplemental Indenture

EXHIBIT A

TO

SECOND SUPPLEMENTAL INDENTURE

EXHIBIT A-1

[Face of Note]

CUSIP/CINS

10.00% Senior Secured Notes due 2017

No.	$ *

Primus Telecommunications Holding, Inc.

promises to                 pay to or registered assigns,

the principal sum of                                                                                                                                                                        DOLLARS on             , 20        .

Interest Payment Dates: April 15 and October 15

Record Dates: April 1 and October 1

Dated:                         , 20

PRIMUS TELECOMMUNICATIONS HOLDING, INC.

By:
Name:
Title:

This is one of the Notes referred to

in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

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[Back of Note]

10.00% Senior Secured Notes due 2017

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Primus Telecommunications Holding, Inc., a Delaware corporation (the “Issuer”), promises to pay or cause to be paid interest on the principal amount of this Note at 10.00% per annum. The Issuer will pay interest, if any, semiannually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be October 15, 2011. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders at the close of business on the April 1 or October 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Issuer, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest, if any, on all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without prior notice to the Holders. The Issuer, the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(4) INDENTURE AND SECURITY DOCUMENTS. The Issuer issued the Notes under an Indenture, dated as of July 7, 2011 (as amended from time to time, the “Indenture”), by and among the Issuer, the guarantors party thereto, and U.S. Bank National Association as Trustee and as Collateral Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the

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Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Issuer. The Notes are secured by substantially all the assets of the Issuer and the applicable Guarantors pursuant to and as further described in the Security Documents referred to in the Indenture. Subject to Sections 2.02, 2.13, 4.09 and 4.12 thereof, the Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

(a) Optional Redemption Upon an Equity Offering. At any time prior to March 15, 2013, the Issuer may, at its option, on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture, upon not less than thirty (30) nor more than sixty (60) days’ notice, with respect to this Note, at a redemption price equal to 110.00% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date) with the net cash proceeds of an Equity Offering by the Company; provided that:

(i) at least 65% of the original aggregate principal amount of the Notes issued under the Indenture (including the principal amount of any Additional Notes issued under the Indenture) remains outstanding immediately after the occurrence of such redemption; and

(ii) the redemption occurs within sixty (60) days of the date of the closing of such Equity Offering.

(b) Optional Redemption Prior to March 15, 2013. At any time prior to March 15, 2013, the Issuer may, at its option, on any one or more occasions redeem all or a part of the Notes, upon not less than thirty (30) nor more than sixty (60) days’ notice, with respect to this Note, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. The Issuer shall give the Trustee notice of the amount of the Applicable Premium promptly after the calculation thereof and the Trustee shall have no responsibility for such calculation.

(c) Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Issuer’s option prior to March 15, 2013.

(d) Optional Redemption On or After March 15, 2013. On or after March 15, 2013, the Issuer may, at its option, on any one or more occasions redeem all or a part of the Notes, upon not less than thirty (30) nor more than sixty (60) days’ notice, with respect to this Note, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed, to the applicable date of redemption, if redeemed during the thirteen-month period beginning on March 15, 2013 and ending on April 14, 2014, a percentage of 106.500% and if redeemed during the twelve-month period beginning on April 15 of the years indicated below, at the percentage set forth opposite each such year, subject, in each case, to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2014	103.250%
2015	101.625%
2016 and thereafter	100.000%

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Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6) REPURCHASE AT THE OPTION OF HOLDER.

(a) If a Change of Control occurs, each Holder will have the right to require the Issuer to repurchase all or any part of that Holder’s Notes pursuant to Section 4.15 of the Indenture (a “Change of Control Offer”). In the Change of Control Offer, the Issuer will offer the Holders a purchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date. Within fifteen (15) days following any Change of Control, the Issuer will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) Following the occurrence of certain Asset Sales, the Issuer may be required to offer to repurchase the Notes and other Parity Lien Debt containing similar provisions to those set forth in the Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets as required by the Indenture.

(7) NOTICE OF REDEMPTION. At least thirty (30) days but not more than sixty (60) days before a redemption date, the Issuer will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than sixty (60) days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 11 thereof. Notes in denominations larger than $2,000.00 may be redeemed or purchased in part but only in multiples of $1.00; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. On or after the redemption dates, interest ceases to accrue on the Notes or portions thereof cancelled for redemption.

(8) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in denominations of $2,000.00 and integral multiples of $1.00 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of fifteen (15) days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding interest payment date.

(9) PERSONS DEEMED OWNERS. The registered Holder may be treated as the owner of its Note for all purposes. Only registered Holders have rights under the Indenture.

(10) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to the exceptions set forth in Section 9.02 of the Indenture and referenced in the following sentence, the Indenture, the Notes, the Note Guarantees or the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any), voting as a single class, and, subject to Section 6.04 and 6.07 of the Indenture, any existing Default or Event of Default or compliance with any provision of the Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any), voting as a single class. Without the consent of any Holder, the Indenture, the Notes, the Note Guarantees or the Security Documents may be amended or supplemented as set forth in Section 9.01 of the Indenture.

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(11) DEFAULTS AND REMEDIES. The Notes are subject to the Defaults and Event of Defaults set forth in Section 6.01 of the Indenture. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of all the Holders, rescind an acceleration or waive an existing Default or Event of Default and its respective consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (including in connection with an offer to purchase). The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture pursuant to Section 4.04, and the Issuer is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(12) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(13) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(14) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(15) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(16) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(17) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

A-1-5

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Primus Telecommunications Group, Inc.

7901 Jones Branch Drive, Suite 900

McLean, Virginia 22102

Attn: Chief Legal Officer

A-1-6

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                        to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-1-7

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.15 of the Indenture, check the appropriate box below:

☐Section 4.10                  ☐Section 4.15

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-1-8

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount at maturity of this Global Note	Amount of increase in Principal Amount at maturity of this Global Note	Principal Amount at maturity of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

A-1-9

EXHIBIT B

TO

SECOND SUPPLEMENTAL INDENTURE

EXHIBIT A-2

[Face of Note]

CUSIP/CINS

10.00% Senior Secured Exchange Notes due 2017

No.	$ *

Primus Telecommunications Holding, Inc.

promises to pay to                 or registered assigns,

the principal sum of                                                                                                                                                                DOLLARS on             , 20__.

Interest Payment Dates: April 15 and October 15

Record Dates: April 1 and October 1

Dated:             , 20__

PRIMUS TELECOMMUNICATIONS HOLDING, INC.

By:
Name:
Title:

This is one of the Notes referred to

in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

A-2-1

[Back of Note]

10.00% Senior Secured Exchange Notes due 2017

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Primus Telecommunications Holding, Inc., a Delaware corporation (the “Issuer”), promises to pay or cause to be paid interest on the principal amount of this Note at 10.00% per annum. The Issuer will pay interest, if any, semiannually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be April 15, 2013. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders at the close of business on the April 1 or October 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Issuer, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest, if any, on all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without prior notice to the Holders. The Issuer, the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(4) INDENTURE AND SECURITY DOCUMENTS. The Issuer issued the Notes under an Indenture, dated as of July 7, 2011 (as amended from time to time, the “Indenture”), by and among the Issuer, the guarantors party thereto, and U.S. Bank National Association as Trustee and as Collateral Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the

A-2-2

Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Issuer. The Notes are secured by substantially all the assets of the Issuer and the applicable Guarantors pursuant to and as further described in the Security Documents referred to in the Indenture. Subject to Sections 2.02, 2.13, 4.09 and 4.12 thereof, the Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

(a) Optional Redemption Upon an Equity Offering. At any time prior to March 15, 2013, the Issuer may, at its option, on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture, upon not less than thirty (30) nor more than sixty (60) days’ notice, with respect to this Note, at a redemption price equal to 100.00% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date) with the net cash proceeds of an Equity Offering by the Company; provided that:

(i) at least 65% of the original aggregate principal amount of the Notes issued under the Indenture (including the principal amount of any Additional Notes issued under the Indenture) remains outstanding immediately after the occurrence of such redemption; and

(ii) the redemption occurs within sixty (60) days of the date of the closing of such Equity Offering.

(b) Optional Redemption Prior to March 15, 2013. At any time prior to March 15, 2013, the Issuer may, at its option, on any one or more occasions redeem all or a part of the Notes, upon not less than thirty (30) nor more than sixty (60) days’ notice, with respect to this Note, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. For the avoidance of doubt, the Applicable Premium for any such redemption shall be $0.

(c) Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Issuer’s option prior to March 15, 2013.

(d) Optional Redemption On or After March 15, 2013. On or after March 15, 2013, the Issuer may, at its option, on any one or more occasions redeem all or a part of the Notes, upon not less than thirty (30) nor more than sixty (60) days’ notice, with respect to this Note, at a redemption price equal to 100% of the principal amount of Notes redeemed, plus accrued and unpaid interest on the Notes redeemed, to the applicable date of redemption. Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6) REPURCHASE AT THE OPTION OF HOLDER.

(a) If a Change of Control occurs, each Holder will have the right to require the Issuer to repurchase all or any part of that Holder’s Notes pursuant to Section 4.15 of the Indenture (a “Change of Control Offer”). In the Change of Control Offer, the Issuer will offer the Holders a purchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date. Within fifteen (15) days following any Change of Control, the Issuer will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

A-2-3

(b) Following the occurrence of certain Asset Sales, the Issuer may be required to offer to repurchase the Notes and other Parity Lien Debt containing similar provisions to those set forth in the Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets as required by the Indenture.

(7) NOTICE OF REDEMPTION. At least thirty (30) days but not more than sixty (60) days before a redemption date, the Issuer will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than sixty (60) days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 11 thereof. Notes in denominations larger than $2,000.00 may be redeemed or purchased in part but only in multiples of $1.00; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. On or after the redemption dates, interest ceases to accrue on the Notes or portions thereof cancelled for redemption.

(8) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in denominations of $2,000.00 and integral multiples of $1.00 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of fifteen (15) days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding interest payment date.

(9) PERSONS DEEMED OWNERS. The registered Holder may be treated as the owner of its Note for all purposes. Only registered Holders have rights under the Indenture.

(10) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to the exceptions set forth in Section 9.02 of the Indenture and referenced in the following sentence, the Indenture, the Notes, the Note Guarantees or the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any), voting as a single class, and, subject to Section 6.04 and 6.07 of the Indenture, any existing Default or Event of Default or compliance with any provision of the Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any), voting as a single class. Without the consent of any Holder, the Indenture, the Notes, the Note Guarantees or the Security Documents may be amended or supplemented as set forth in Section 9.01 of the Indenture.

(11) DEFAULTS AND REMEDIES. The Notes are subject to the Defaults and Event of Defaults set forth in Section 6.01 of the Indenture. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of all the Holders, rescind an acceleration or waive an existing Default or Event of Default and its respective consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (including in connection with an offer to purchase). The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture pursuant to Section 4.04, and the Issuer is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

A-2-4

(12) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(13) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(14) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(15) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(16) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(17) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Primus Telecommunications Group, Inc.

7901 Jones Branch Drive, Suite 900

McLean, Virginia 22102

Attn: Chief Legal Officer

A-2-5

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                         to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-2-6

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.15 of the Indenture, check the appropriate box below:

☐Section 4.10                      ☐Section 4.15

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-2-7

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount at maturity of this Global Note	Amount of increase in Principal Amount at maturity of this Global Note	Principal Amount at maturity of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

A-2-8

EXHIBIT C

TO

SECOND SUPPLEMENTAL INDENTURE

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Primus Telecommunications Holding, Inc.

c/o Primus Telecommunications Group, Incorporated

7901 Jones Branch Drive, Suite 900

McLean, Virginia 22102

Attn: Chief Legal Officer

U.S. Bank National Association

100 Wall Street, 16th Floor

New York, New York 10005

Attn: Corporate Trust Services

Re:	10.00% Senior Secured Notes due 2017 of Primus Telecommunications Holding, Inc.

Reference is hereby made to the Indenture, dated as of July 7, 2011 (as amended from time to time, the “Indenture”), by and among the Primus Telecommunications Holding, Inc, a Delaware corporation (the “Issuer”), the guarantors party thereto, and U.S. Bank National Association, as Trustee and as Collateral Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $            in such Note[s] or interests (the “Transfer”), to             (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the forty (40) day distribution compliance period as defined in Regulation S, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b) ☐ such Transfer is being effected to the Company or a Subsidiary thereof; or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Securities at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a) ☐ a beneficial interest in the:

(i) ☐ 144A Global Note (CUSIP ), or

(ii) ☐ Regulation S Global Note (CUSIP ), or

(iii) ☐ IAI Global Note (CUSIP ); or

(b) ☐ a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

(a) ☐ a beneficial interest in the:

(i) ☐ 144A Global Note (CUSIP ), or

(ii) ☐ Regulation S Global Note (CUSIP ), or

(iii) ☐ IAI Global Note (CUSIP ); or

(iv) ☐ Unrestricted Global Note (CUSIP ); or

(b) ☐ a Restricted Definitive Note; or

(c) ☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT D

TO

SECOND SUPPLEMENTAL INDENTURE

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Primus Telecommunications Holding, Inc.

c/o Primus Telecommunications Group, Incorporated

7901 Jones Branch Drive, Suite 900

McLean, Virginia 22102

Attn: Chief Legal Officer

U.S. Bank National Association

100 Wall Street, 16th Floor

New York, New York 10005

Attn: Corporate Trust Services

Re:	10.00% Senior Secured Notes due 2017 of Primus Telecommunications Holding, Inc.

Reference is hereby made to the Indenture, dated as of July 7, 2011 (as amended from time to time, the “Indenture”), by and among the Primus Telecommunications Holding, Inc, a Delaware corporation (the “Issuer”), the guarantors party thereto, and U.S. Bank National Association, as Trustee and as Collateral Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] (CUSIP             or other similar denomination to distinguish the Notes being exchanged) specified herein, in the principal amount of $            in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Notes for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT E

TO

SECOND SUPPLEMENTAL INDENTURE

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Primus Telecommunications Holding, Inc.

c/o Primus Telecommunications Group, Incorporated

7901 Jones Branch Drive, Suite 900

McLean, Virginia 22102

Attn: Chief Legal Officer

U.S. Bank National Association

100 Wall Street, 16th Floor

New York, New York 10005

Attn: Corporate Trust Services

Re:	10.00% Senior Secured Notes due 2017 of Primus Telecommunications Holding, Inc.

Reference is hereby made to the Indenture, dated as of July 7, 2011 (as amended from time to time, the “Indenture”), by and among the Primus Telecommunications Holding, Inc, a Delaware corporation (the “Issuer”), the guarantors party thereto, and U.S. Bank National Association, as Trustee and as Collateral Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $            aggregate principal amount of:

(a)	☐ a beneficial interest in a Global Note, or

(b)	☐ a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Registrar and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance

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with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to the Registrar and the Issuer such certifications, legal opinions and other information as the Registrar and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

The Registrar and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

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EXHIBIT F

TO

SECOND SUPPLEMENTAL INDENTURE

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of             , among             , a             [corporation] (the “Guaranteeing Entity”), Primus Telecommunications Holding, Inc., a Delaware corporation (the “Issuer”), Primus Telecommunications Group, Incorporated, a Delaware corporation (the “Company”), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”), and as Collateral Trustee (as defined in the Indenture referred to herein).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (as amended from time to time, the “Indenture”), dated as of July 7, 2011 providing for the issuance of 10.00% Senior Secured Notes due 2017 (the “Notes”) of the Issuer;

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Entity shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Entity shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Entity and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Entity hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder or agent of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the Note Guarantees or any Supplemental Indenture for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Guaranteeing Entity and the Issuer. The indemnifications and protections provided to the Trustee are not amended or affected hereby and such indemnifications and protections shall apply to the execution of this Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:             ,

[Guaranteeing Entity]

By:
Name: Title:

PRIMUS TELECOMMUNICATIONS HOLDING, INC., as Issuer

By:
Name: Title:

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED, as a Guarantor

By:
Name: Title:

IPRIMUS USA, INC. LINGO HOLDINGS, INC. LINGO, INC. PRIMUS TELECOMMUNICATIONS IHC, INC. PRIMUS TELECOMMUNICATIONS, INC. as Guarantors

By:
Name:
Title:

ARBINET CORPORATION

ANIP, INC.

ARBINET CARRIER SERVICES, INC.

ARBINET COMMUNICATIONS, INC.

ARBINET DIGITAL MEDIA CORPORATION

ARBINET MANAGED SERVICES, INC.

ARBINET SERVICES, INC.

BELL FAX, INC.

as Guarantors

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By:
Name:
Title:

EXHIBIT G

TO

SECOND SUPPLEMENTAL INDENTURE

EXHIBIT G

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of July 7, 2011 (as amended from time to time, the “Indenture”), among the Primus Telecommunications Holding, Inc, a Delaware corporation (the “Issuer”), the guarantors party thereto, U.S. Bank National Association, as Trustee and as Collateral Trustee, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, and premium, if any, and interest, on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[Signature page follows.]

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IN WITNESS HEREOF, the parties have caused this Notation of Guarantee to be duly executed.

PRIMUS TELECOMMUNICATIONS HOLDING, INC.

By:
	Name:	James C. Keeley
	Title:	Vice President and Corporate Controller

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

By:
	Name:	James C. Keeley
	Title:	Corporate Controller and Treasurer

IPRIMUS USA, INC.
LINGO HOLDINGS, INC.
LINGO, INC.
PRIMUS TELECOMMUNICATIONS IHC, INC.
PRIMUS TELECOMMUNICATIONS, INC.
ARBINET CORPORATION
ANIP, INC.
ARBINET CARRIER SERVICES, INC.
ARBINET COMMUNICATIONS, INC.
ARBINET DIGITAL MEDIA CORPORATION
ARBINET MANAGED SERVICES, INC.
ARBINET SERVICES, INC.
BELL FAX, INC.

By:
	Name:	James C. Keeley
	Title:	Vice President and Corporate Controller

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